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                                                                  EXHIBIT 10.200

                       MARKETING AND PROMOTIONS AGREEMENT

                       Made on this 16th day of June, 2000


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                                LIST OF EXHIBITS

Exhibit A         -        Bass Pro Catalog
Exhibit B         -        Big Cedar Lodge Property Description
Exhibit C         -        Big Cedar Timeshare Project Property Description
Exhibit D-1       -        Bass Pro Trademarks, Trade Names, Service Marks, Proprietary Marks,
                            Logos and Unique Signs
Exhibit D-2       -        Big Cedar Trademarks, Trade Names, Service Marks, Proprietary Marks,
                           Logos and Unique Signs
Exhibit E         -        Prospect Track
Exhibit F         -        Advertising Space Receipt and Confirmation Agreement
Exhibit G-1       -        License and Concession Agreement
Exhibit G-2       -        Schematic Plans
Exhibit H         -        Website Hyperlink License Agreement
Exhibit I-1       -        Bass Pro Mailing List Agreement
Exhibit I-2                Big Cedar Mailing List Agreement
Exhibit I-3                Bluegreen Mailing List Agreement
Exhibit J         -        Security Agreement - Bass Pro
Exhibit K                  Intercreditor Agreement - Fleet Retail Finance, Inc.
Exhibit L         -        Commercial Lease of Sales Office
Exhibit M         -        Cabin Fever House Facility Lease
Exhibit N         -        Bass Pro/Big Cedar Trademark License Agreements





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                       MARKETING AND PROMOTIONS AGREEMENT

         THIS MARKETING AND PROMOTIONS AGREEMENT ("Agreement") is made and entered into as of this 16th day of June, 2000 by and between Big Cedar, L.L.C., a Missouri limited liability company ("Big Cedar"), having a principal address of 2500 East Kearney Street, Springfield, Missouri 65898, Attn: Toni Miller and Bass Pro, Inc., a Delaware corporation ( (hereinafter sometimes referred to as "Bass Pro") having a principal address of 2500 East Kearney Street, Springfield, Missouri 65898, Attn: Toni Miller and Bluegreen Vacations Unlimited, Inc., a Florida corporation ("Bluegreen"), having a principal address of 4960 Blue Lake Drive, Boca Raton, Florida 33431, and Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company having a principal address of 4960 Blue Lake Drive, Boca Raton, Florida 33431, (the "LLC").

                               W I T N E S S E T H

         WHEREAS, the LLC has been formed, activated and capitalized by Bluegreen and Big Cedar to design, develop, market and sell a timeshare project contiguous to the current Big Cedar Lodge, located in Taney County, Missouri (hereafter the "Big Cedar Timeshare Project");

         WHEREAS, Bluegreen is in the business of designing, developing, marketing, and selling timeshare developments and timeshare interests, including but not limited to the Bluegreen Vacation Club (hereinafter such developments and interests referred to collectively as "Bluegreen's Timeshare Facilities") in and throughout the United States and internationally;

         WHEREAS, Big Cedar, (and Bass Pro and Bass Pro Affiliates (Bass Pro Affiliates being defined herein as set forth in paragraph 1(c) of this Agreement), control, own and have available extensive promotional and marketing opportunities;

         WHEREAS, it is the intention of this Agreement to provide for an arrangement by which Big Cedar, Bass Pro and Bass Pro Affiliates will provide to Bluegreen and Bluegreen Affiliates (as defined in paragraph 1(o), below), for the benefit of Bluegreen's Timeshare Facilities and to Bluegreen and the LLC for the benefit of the Big Cedar Timeshare Project, promotional, marketing and advertising services as provided for herein, and Bluegreen, Bluegreen Affiliates and the LLC, desire to receive such promotional, marketing and advertising services;

         WHEREAS, the purpose of this Agreement is to set forth the terms and conditions pursuant to which Big Cedar, Bass Pro and Bass Pro Affiliates shall provide such promotional, marketing and advertising services to Bluegreen and Bluegreen Affiliates and to the LLC;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual promises contained herein, the parties hereto agree as follows:

         1. DEFINITIONS.

                  (a) AD LOAN shall be that certain secured advance advertising loan described in and attached to the Contribution Agreement.

                  (b) BASS PRO shall mean Bass Pro, Inc., a Delaware corporation, together with its successors in interest.




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                  (c) BASS PRO AFFILIATES shall mean Bass Pro Outdoor World,
LLC, a Missouri limited liability company, Bass Pro Outdoors Online, LLC, a Missouri limited liability company, Bass Pro Trademarks, LLC, a Missouri limited liability company, BPS Catalog, LP., a Missouri limited partnership, BPS Catalog GP, Inc., a Missouri corporation and Worldwide Sportsman, Inc., a South Carolina corporation.

                  (d) BASS PRO MAILING LIST shall mean the mailing lists of customers, clients and contacts of Bass Pro and Bass Pro Affiliates which mailing lists shall include by way of example and not limitation, the name, address, telephone number and e-mail address, where available, together with the date of the last order, total dollar amount of purchase and the source from where such customer or client was located (i.e. catalog, retail or internet) of each such customer or client, together with Bass Pro Reward Members and Bass Pro catalog subscribers, and such other fields of information as is customarily kept by Bass Pro and Bass Pro Affiliates respecting its customers, clients and contacts. Such Bass Pro Mailing List shall include such customers and clients as now exist or hereafter may exist subject to such limitations as may otherwise be set forth herein.

                  (e) BASS PRO SHOPS shall mean those certain retail stores and operations operated by Bass Pro or its respective Bass Pro Affiliates, including but not limited to Bass Pro Outdoor Shops and Bass Pro Shops.

                  (f) BASS PRO CATALOG shall mean those certain retail catalogs, published seasonally by Bass Pro and Bass Pro Affiliates as set forth on Exhibit "A" attached hereto and incorporated herein by this reference.

                  (g) BASS PRO MARKS shall mean those certain trademarks, trade names, service marks, proprietary marks, logos and unique signs or marks owned by Bass Pro or Bass Pro Affiliates, identification of which is attached hereto as Exhibit "D-1" and incorporated herein by this reference.

                  (h) BIG CEDAR shall mean Big Cedar, L.L.C., a Missouri limited liability company.

                  (i) BIG CEDAR AFFILIATES shall mean (i) John Morris, together with any relative within the third degree of kindred of John Morris; (ii) any Person controlled by or under common control of John Morris, a partner of John Morris or any such relative as set forth in subsection (i) of this paragraph;
(iii) any officer, director, trustee, partner or employee of any entity described in subsection (ii) of this paragraph; and (iv) any trust for the benefit of John Morris or any officer, director, trustee, partner, member or employee of a Person described in subsection (i) of this paragraph; provided that Big Cedar Affiliates shall not include Gaylord Entertainment Company, a Delaware corporation, JWC Equity Funding Two, Inc., a Delaware corporation, JW Childs Associates, LP., a Delaware limited partnership or Tracker Marine, LLC., a Missouri limited liability company.

                  (j) BIG CEDAR LODGE shall mean that certain hotel facility located in Taney County, Missouri, which as of the date hereof is owned and operated by Big Cedar, which lodge is located on that certain property identified on Exhibit "B" attached hereto and incorporated herein by this reference.

                  (k) BIG CEDAR MARKS shall mean those certain trademarks, trade names, service marks, proprietary marks, logos and unique signs or marks owned by Big Cedar, identification of which is attached hereto as Exhibit "D-2" and incorporated herein by this reference.

                  (l) BIG CEDAR'S RIGHT OF PARTICIPATION shall mean that certain right of Big Cedar set forth in Section 6.11 of the Operating Agreement of the LLC.




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                  (m) BIG CEDAR TIMESHARE PROJECT shall mean that certain
timeshare project developed by the LLC, located contiguous to the Big Cedar Lodge in Taney County, Missouri, which timeshare project is located on that certain property described on Exhibit "C."

                  (n) BLUEGREEN shall mean Bluegreen Vacations Unlimited, Inc., a Florida corporation.

                  (o) BLUEGREEN AFFILIATE shall mean Bluegreen Corporation, a Massachusetts corporation, together with any subsidiary enterprise now or hereafter existing.

                  (p) BLUEGREEN'S TIMESHARE FACILITIES shall mean timeshare developments and timeshare interests, including but not limited to the Bluegreen Vacation Club, designed, developed, marketed and/or sold by Bluegreen or a Bluegreen Affiliate, whether such facilities now exist or may from time to time exist in the future..

                  (q) BLUEGREEN VACATION CLUB shall mean that certain vacation club operated by Bluegreen, which was initially filed pursuant to Chapter 721 (the Florida Timeshare Act), and is identified in accordance with such registration as the Bluegreen Vacation Club.

                  (r) COMPETING RESORT shall mean any seller, marketer, developer, exchange company, club or lead generator, together with any officer, director, employee, member, shareholder, partner, trustee or relative within the third degree or kindred of any of the foregoing, or any other person or entity which is controlled by or under common control with any of the foregoing, or any partner, member, shareholder, trustee or beneficiary of any of the foregoing, as respects any timeshare resort or resort interest development, together with any party or entity that may be in competition with Bluegreen or any Bluegreen Affiliate, excepting, however, Bluegreen and any Bluegreen Affiliate.

                  (s) CONTRIBUTION AGREEMENT shall mean that certain Contribution Agreement made and entered into as of the date hereof, by and between Bluegreen and Big Cedar.

                  (t) DISTRIBUTIONS shall mean any and all cash or other property, including timeshare receivables, of the LLC as may be distributed by the LLC to Big Cedar or Bluegreen as members of the LLC.

                  (u) FRACTIONAL INTEREST DEVELOPMENT shall mean a program in which one-quarter (1/4) interests of an accommodation is offered and conveyed to a consumer in such respective accommodation, which one-quarter (1/4) interest provides for three (3) months (i.e. one-quarter interest) of use by such respective purchaser.

                  (v) LICENSE AGREEMENTS shall mean the Advertising Space Receipt and Confirmation Agreement referred to in paragraph 2(a)(i) of this Agreement; the License and Concession Agreement referred to in paragraph 2(a)(ii)(2) of this Agreement; the Website Hyperlink License Agreement referred to in paragraph 2(a)(iii); the Mailing List Agreements referred to in paragraphs 2(a)(iv) and 2(a)(v) of this Agreement; and the Trademark License Agreements referred to in paragraph 2(a)(xiv).

                  (w) LLC shall mean Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company.




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                  (x) MARKS shall mean Big Cedar Marks and Bass Pro Marks.

                  (y) NET SALES VOLUME shall mean annual sales of timeshare interests less purchaser cancellations or defaults.

                  (z) PREFERENTIAL TREATMENT shall mean preferred and preferential pricing on a "most favored nation" basis with respect to any and all fees, costs, price reductions, rebates, allowances, expenses or charges as might be offered to any other person, party or enterprise, and at all times at least as favorable to the best pricing offered any other person, party or enterprise.

                  (aa) RESORT INTEREST PROGRAM shall mean any form of timeshare, interval interest, timeshare exchange, undivided interest program, timeshare club membership, points-based program, or occupancy program, other than as may be offered by the LLC in respect to the Big Cedar Timeshare Project, or offered by Bluegreen or Bluegreen Affiliates, or any Fractional Interest Development offered by Big Cedar or Big Cedar Affiliates or Bass Pro or Bass Pro Affiliates, whereby the use, occupancy or possession of real property has been made subject to a conveyance or a use and such use, conveyance, occupancy or possession circulates among purchasers according to a first come, first serve reservation system, or a floating or fixed time schedule on a periodic, re-occurring basis, over any period of time in excess of one (1) year in duration.

                  (bb) GENERATION COMMISSION shall mean that certain amount payable by Bluegreen to Big Cedar, which amount shall be an amount equal to seven percent (7%) or three and one half percent (3.5%), as hereafter stated, of the Net Sales Volume of timeshare interests located in Bluegreen's Timeshare Facilities sold by Bluegreen or Bluegreen Affiliates to buyers generated as a result of Big Cedar's, Bass Pro's or Bass Pro Affiliates' promotional, marketing or advertising services provided for under this Agreement, excepting, however, Net Sales Volume arising from sales of any Resort Interests in the Big Cedar Timeshare Project or the Bluegreen Vacation Club, predicated upon conveyance of a Resort Interest at the Big Cedar Timeshare Project for which the Generation Commission is agreed not to be applicable. For purposes of this Agreement, a sale shall be deemed generated as a result of Big Cedar's, Bass Pro's or Bass Pro Affiliates' promotional, marketing or advertising services as provided for in this Agreement, and Big Cedar shall be entitled to seven percent (7%) of the Net Sales Volume of timeshare interests, as aforesaid, if such sale is to a prospect uniquely identified through a service provided by Big Cedar, Bass Pro or a Bass Pro Affiliate under this Agreement, and such prospect accepts a promotional marketing offer from Bluegreen or a Bluegreen Affiliate within one hundred eighty (180) days of delivery of such promotional marketing offer and which prospect acquires a timeshare interest at any time thereafter without additional marketing expense to Bluegreen or a Bluegreen Affiliate, other than the expense of fulfillment of the promotional marketing offer so made, and which prospect generally follows the track as set forth in Exhibit "E" attached hereto and incorporated herein by this reference. In all events, other than when Big Cedar is entitled to the seven percent (7%) above referred to, Big Cedar shall be entitled to a Generation Commission equal to three and one half percent (3.5%) of the Net Sales Volume arising from sales of timeshare interests located in Bluegreen's Timeshare Facilities sold by Bluegreen or Bluegreen Affiliates to buyers (excepting sales of any Resort Interests in the Big Cedar Timeshare Project or Bluegreen Vacation Club, predicated upon conveyance of a Resort Interest at the Big Cedar Timeshare Project) if the purchaser of the timeshare interest is a prospect uniquely identified through a service provided by Big Cedar, Bass Pro or a Bass Pro Affiliate under this Agreement who has accepted a promotional marketing offer from Bluegreen or a Bluegreen Affiliate, and thereafter at any time acquired a timeshare interest, despite additional marketing expense to Bluegreen or a Bluegreen Affiliate. For purposes of the foregoing, a prospect may be deemed unique through production from one source under this Agreement as well as unique through production from another source under this Agreement.




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                  (cc) TIMESHARE RESORT OR RESORT INTEREST DEVELOPMENT shall mean any vacation ownership interest resort, timeshare resort, club, point-based system, and any arrangement whereby the use, occupancy or possession of real property has been made subject to a conveyance or a use whereby such use, conveyance, occupancy or possession circulates among purchasers according to a first come, first serve reservation system, or a floating or fixed time schedule on a periodic, re-occurring basis, over any period of time in excess of one (1) year in duration.

         2. MARKETING AND PROMOTION OF BLUEGREEN'S TIMESHARE FACILITIES AND THE BIG CEDAR TIMESHARE PROJECT.

                  (a) SERVICES IN GENERAL. During the term of this Agreement, Big Cedar, Bass Pro and Bass Pro Affiliates shall provide promotional, marketing and advertising services, as provided in this Agreement, to Bluegreen and Bluegreen Affiliates for the benefit of the Bluegreen's Timeshare Facilities, and to Bluegreen and the LLC for the benefit of the Big Cedar Timeshare Project. Such promotional, marketing and advertising services shall be provided in the amount and quantities and at such times as specified herein and as may, from time to time, be requested by Bluegreen as respects Bluegreen's Timeshare Facilities and by the LLC as respects the Big Cedar Timeshare Project, subject to such restrictions, limitations and conditions set forth herein. The parties intend that this Agreement shall define the extent and specifics of the promotional, marketing and advertising services to be provided by Big Cedar, Bass Pro and Bass Pro Affiliates to the benefit of Bluegreen, Bluegreen Affiliates and the LLC. Such promotional, advertisement and marketing services and exposure shall include the following primary areas to be provided as set forth hereinbelow by Big Cedar, Bass Pro and Bass Pro Affiliates:

                           (i) BASS PRO CATALOG.

                                    (1) ADVERTISING. During the term of this
Agreement, Bass Pro, Bass Pro Catalog L.P., a Missouri limited partnership and BPS Catalog GP, Inc., a Missouri corporation agree to make advertising, marketing and promotion copy space routinely and consistently available to the LLC and Bluegreen within each Bass Pro Catalog. Bass Pro, Bass Pro Catalog L.P., a Missouri limited partnership and BPS Catalog GP, Inc., a Missouri corporation, by execution hereof, and by execution of the Advertising Space Receipt and Confirmation Agreement, attached hereto as Exhibit "F" and incorporated herein by this reference, agree that such copy space has been paid for by Bluegreen in full. Such space shall be used by the LLC and Bluegreen for advertising, marketing and promotion relating to or connected with the Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities; provided, however, that copy space shall be used to give priority to promotion of the Big Cedar Timeshare Project, and the Big Cedar Timeshare Project's inclusion in the Bluegreen Vacation Club over promotion of Bluegreen's Timeshare Facilities. The LLC and Bluegreen agree to pay Bass Pro Catalog L.P., a Missouri limited partnership a publication cost in accordance with the following: The LLC shall pay Bass Pro Catalog, L.P. for catalog publication costs if the advertising space primarily relates to the Big Cedar Timeshare Project or the Big Cedar Timeshare Project's inclusion in the Bluegreen Vacation Club. Bluegreen shall pay Bass Pro Catalog L.P., a Missouri limited partnership publication costs if the advertising space primarily relates to a Bluegreen Timeshare Facility other than the Big Cedar Timeshare Project or the Big Cedar Timeshare Project's inclusion in the Bluegreen Vacation Club. Payments for publication costs by the LLC or Bluegreen shall be for direct cost of postage, printing, paper, creative, color separation and a fair and reasonable allocation of administrative overhead, at cost, and without markup, on a Preferential Treatment basis. The size and method of the exposure and promotions as respects publications in each Bass Pro Catalog shall be sufficient to establish prominent marketing support for the Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities in amounts not less than one full page per Bass




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Pro Catalog. While the foregoing advertising space shall be made available by
Bass Pro, Bass Pro Catalog L.P. and BPS Catalog GP, Inc., nothing herein contained shall require the LLC, Bluegreen nor any Bluegreen Affiliate to use the available space on each and every occasion.

                                    (2) RESTRICTIONS. During the term of this
Agreement, except as otherwise provided herein, neither Bass Pro, any Bass Pro Affiliate nor Big Cedar, shall allow, accept, publish, print, include or authorize any advertising, marketing or promotional material in any of the Bass Pro Catalogs, or other respective catalogs or publications published by Bass Pro, Bass Pro Affiliates or Big Cedar, which reference, promote or relate to any Competing Resort; provided, however, that Bass Pro, Bass Pro Affiliates and Big Cedar may accept advertisements or promotions in their respective catalogs, which advertisements or promotions may include therein the name of an enterprise and its respective property so long as such advertisements or promotions do not promote, advertise or market Resort Interest Programs relating to such enterprise or prospects respecting the foregoing, nor does such advertisement or promotion constitute a timeshare resort advertisement, nor do the properties included in such advertisements constitute a timeshare resort or Resort Interest Programs. Nothing herein contained shall limit the right of Bass Pro or Bass Pro Affiliates to sell their retail products in stores and catalogs to other purchasers, even though such purchasers may be in competition with the LLC or Bluegreen (such as sales of retail products to Opryland, Disney World, John Q. Hammons Industries and other similar enterprises). Bass Pro and Bass Pro Affiliates may advertise such companies and other resorts in Bass Pro Shops and within the Bass Pro Catalogues, so long as Bass Pro and Bass Pro Affiliates do not promote or market Resort Interest Programs of such companies, nor do the resorts advertised include or contain any Resort Interest Programs nor efforts to market Resort Interest Programs.

                           (ii) BASS PRO SHOPS

                                    (1) During the term of this Agreement, Bass
Pro and Bass Pro Outdoor World LLC, a Missouri limited liability company and Worldwide Sportsman, Inc., a South Carolina corporation (and any other future affiliate of any of the foregoing as may relate to future Bass Pro Shops) shall cause and permit marketing and advertising exposure and promotions of Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities to be provided to the benefit of the LLC, Bluegreen and Bluegreen Affiliates in and from Bass Pro Shops. Bass Pro and Bass Pro Outdoor World LLC, a Missouri limited liability company and Worldwide Sportsman, Inc., a South Carolina corporation agree that such marketing and advertising exposure and promotions shall be routinely and consistently available in and from such Bass Pro Shops. Additionally, the agreements herein regarding use of Bass Pro Shops is made by Bass Pro in respect to future Bass Pro Shops as may exist whether owned or operated by Bass Pro, any Bass Pro Affiliate or any future or to be formed affiliate of Bass Pro. Accordingly, Bass Pro and Bass Pro Outdoor World LLC, a Missouri limited liability company and World Wide Sportsman, Inc., a South Carolina corporation, the LLC and Bluegreen agree as follows:

                                    (2) FLOOR SPACE. During the term of this
Agreement and by execution hereof, Bass Pro and Bass Pro Outdoor World LLC, a Missouri limited liability company and World Wide Sportsman, Inc., a South Carolina corporation, do hereby irrevocably license to Bluegreen and the LLC for the use by the LLC and Bluegreen, floor space marketing areas for promotional purposes, including kiosk space, in each Bass Pro Shop, now or hereafter existing, on the terms and conditions set forth herein. It is agreed that Bass Pro and Bass Pro Affiliates agree that use of the floor space by Bluegreen and the LLC has been paid for in full and no rent cost or expense shall be due or payable therefor by Bluegreen or the LLC; provided the actual expenses of telephone and facilities included in the promotional space, including kiosk space, by the LLC or Bluegreen, and personnel staffing of such space shall be paid by Bluegreen or the LLC as provided herein. All personnel staffing the kiosk will be employed by Bluegreen, and the LLC shall reimburse Bluegreen for the full portion of such expenses, including benefits paid to such employees, if the primary benefit of the floor space is to the LLC. Bass Pro, Bass Pro Outdoor World, LLC and World Wide Sportsman, Inc. and Bluegreen shall, upon execution





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hereof, execute for each Bass Pro Shop that certain License and Concession
Agreement attached hereto as Exhibit "G-1" and incorporated herein by this reference. The minimum total floor space marketing area for promotional purposes in each Bass Pro Shop, except such floor space marketing areas as may be located at Islamorada, Florida, is one hundred (100) square feet used singularly or in multiple separate areas in and throughout each Bass Pro Shop. The floor space marketing area in the Islamorada, Florida Bass Pro Shop is determined by the reasonable, mutual agreement of both parties following execution hereof. The configuration of such floor space marketing areas shall be determined, from time to time by Bluegreen and Bass Pro, as may mutually be agreed from time to time; provided, however, that in the absence of any agreement otherwise, the schematic plans attached hereto as Exhibit "G-2," are deemed to be acceptable configurations and locations for use of the floor space marketing areas by Bluegreen and the LLC. The entirety of the floor space marketing areas shall not exceed one hundred (100) square feet in each store (subject to such greater area as provided herein). Floor space marketing areas contained within the Bass Pro Shops located in Springfield, Missouri; Nashville, Tennessee; Dallas, Texas; Houston, Texas; Chicago, Illinois; and Detroit, Michigan, may, upon subsequent agreement of Bass Pro and Bluegreen, be increased to one thousand (1,000) square feet of floor space marketing area (provided such additional space shall not interfere with the customary and normal operations of such retail store), upon establishment that the minimum floor space in the foregoing stores is effectively producing prospects in respect to the Big Cedar Timeshare Project or Bluegreen's Timeshare Facilities. All floor space marketing areas shall be located to effectively promote, market and advertise the Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities. Floor space marketing areas may be used for establishment of kiosks, interactive computers, a stepped marketing track or program through which prospective consumers may proceed, or such alternative similar uses as may be determined by the LLC and Bluegreen. The location of the kiosks, computers, marketing tracks or similar uses, shall not interfere with the customary and normal retail operations of the respective Bass Pro Store and the establishment and placement of the foregoing shall be located consistent with the mutual agreement of Bluegreen and Bass Pro, or in the absence of such agreement, consistent with the attached schematic plan. Any modifications regarding the location of the floor space and the foregoing particulars (i.e. kiosks, interactive computers, marketing track, etc.) inconsistent with the schematic plan referenced above, shall only occur upon approval of Bass Pro, whose approval shall not be unreasonably withheld or denied. All potential sales prospects who are originated from contact at any of such floor space marketing areas shall not be limited to marketing or sales for any particular or specific Bluegreen Timeshare Facility or the Big Cedar Timeshare Project; provided, however, that the floor space marketing areas located in the Bass Pro Shops located in Springfield, Missouri; Nashville, Tennessee; Dallas, Texas; Houston, Texas; Chicago, Illinois, and Detroit, Michigan, shall be primary floor space marketing areas devoted to the Big Cedar Timeshare Project and the Big Cedar Timeshare Project's inclusion in the Bluegreen Vacation Club from and after such time as the Big Cedar Timeshare Project is available for sales and marketing in accordance with the customary practices of Bluegreen, and the floor space marketing areas located in the Bass Pro Shops in Islamorada, Florida; Ft. Lauderdale, Florida; Orlando, Florida; Charlotte, North Carolina, and Atlanta, Georgia, shall be primary floor space marketing areas devoted to Bluegreen's Timeshare Facilities. Any additional Bass Pro Shops, as may be established by Bass Pro or Bass Pro Affiliates (or any other affiliate of Bass Pro) from and after the date hereof, shall likewise be usable by the LLC and Bluegreen in accordance with the terms of this Agreement. Configuration of floor space marketing areas in future stores shall be in accordance with schematic plans agreed to by Bluegreen and Bass Pro (or the respective Bass Pro Affiliate as may open a new Bass Pro Shop). The Bass Pro Shop located in Springfield, Missouri and the Big Cedar Lodge, shall not be used to promote or market that certain Bluegreen Timeshare Facility known as The Falls, located in Branson, Missouri, nor any other Bluegreen Timeshare Facility located within one hundred (100) miles of the Springfield, Missouri Bass Pro Shop.



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


                  (3) ADDITIONAL SPACE.

                           (a) Floor space marketing areas in the Bass Pro Shop
located in Springfield, Missouri may, upon subsequent agreement of Bass Pro, be increased up to a total of one thousand five hundred (1,500) square feet of floor space upon establishment that the existing floor space marketing areas is effectively producing prospects in respect to the Big Cedar Timeshare Project or the Big Cedar Timeshare Project's inclusion in the Bluegreen Vacation Club. Such additional floor space shall be usable for promotional, advertising and marketing services relating to sales and marketing of Bluegreen's Timeshare Facilities and the Big Cedar Timeshare Project (excepting, however, any Bluegreen Timeshare Facilities located within one hundred (100) miles of the Springfield, Missouri Bass Pro Shop , other than the Big Cedar Timeshare Project) and the Big Cedar Timeshare Project's inclusion in the Bluegreen Vacation Club. Such additional floor space shall be primary floor space marketing areas devoted to the Big Cedar Timeshare Project and the Big Cedar Timeshare Project's inclusion in the Bluegreen Vacation Club. Such additional space shall not interfere with the customary and normal operations of the retail store. In addition, Bass Pro and Bass Pro Affiliates do hereby agree to allow the LLC use of an outdoor area immediately adjacent (i.e. within the parking lot area, or otherwise suitably located as determined by the LLC, subject to the approval of Bass Pro) of the Springfield, Missouri and Grapevine (Dallas), Texas Bass Pro Shops for purposes of installation of a cabin prototype timeshare sales area, at the expense of the LLC, which cabin prototype shall be consistent with the architectural design of accommodations at the Big Cedar Lodge. Each cabin prototype shall prominently feature the Big Cedar Timeshare Projector the Big Cedar Timeshare Project's inclusion in the Bluegreen Vacation Club.

                           (b) In addition to the floor space marketing area
specified hereinabove, Bass Pro, Bass Pro Outdoor World, LLC and World Wide Sportsman, Inc. agree that additional floor space marketing areas in each Bass Pro Shop may be made available to the LLC and Bluegreen on terms to be negotiated and on a store-by-store case basis, upon request by the LLC or Bluegreen to Bass Pro for such additional floor space marketing areas; provided such additional space shall not interfere with the customary normal operations of any retail store and upon establishment that the existing floor space marketing areas is effectively inducing prospects in respect to timeshare sales. Upon such request, as part of any future negotiations, Bass Pro shall factor in the projected revenue stream generated from such additional floor space marketing areas (taking into account the Generation Commission to be generated to Big Cedar from such additional space) as compared to the revenue generated from such floor space used as traditional purpose retail space within the respective Bass Pro Shop. Notwithstanding the foregoing, in no event shall the combined floor space marketing areas in any one respective Bass Pro Shop exceed one thousand five hundred (1,500) square feet.

                  (4) EXPENSE. The floor space marketing areas at each respective Bass Pro Shop are licensed to the LLC or Bluegreen by the terms hereof, and in accordance with the License and Concession Agreement(s) attached hereto as Exhibit "G-1" and incorporated herein by this reference. Such floor space has been paid for in full for the term of this Agreement and shall be utilized in accordance with the terms of this Agreement and the License and Concession Agreement(s), at no further cost or expense to Bluegreen or the LLC; provided, however, that the LLC and Bluegreen agree to pay the actual expenses incurred by Bluegreen or the LLC for telephones and/or additional facilities or improvements, including computers, installed in or operating from the floor space marketing areas, and staff personnel. It is agreed that the kiosk floor space marketing areas primary to the Big Cedar Timeshare Project shall be operated at the expense of the LLC and the kiosk floor space marketing areas which are primary to Bluegreen shall be operated at the expense of Bluegreen. If kiosk floor space marketing areas that are primary to the Big Cedar Timeshare Project are utilized by Bluegreen to the benefit of the Bluegreen Timeshare Facilities other than the Big Cedar Timeshare Project, before the Big Cedar




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Timeshare Project is available for sales and marketing in accordance with the customary practices of Bluegreen, then such kiosk floor space marketing areas shall be operated at the expense of Bluegreen.

                  (5) RESTRICTION. The Bass Pro Shop located in Springfield, Missouri shall not be used by Bluegreen or the LLC to promote the Bluegreen Timeshare Facility located in Branson, Missouri, known as The Falls nor any other Bluegreen Timeshare Facility within one hundred (100) miles of the Springfield, Missouri Bass Pro Shop.

         (iii) WEBSITE. Bass Pro and Bass Pro Outdoors Online, L.L.C., a Missouri limited liability company acknowledge that they presently have an operable website accessible through www.basspro.com. By execution hereof, Bass Pro and Bass Pro Outdoors Online, L.L.C. agree that they shall create website linkage for the benefit of the LLC and Bluegreen to the WWW.BASSPRO.COM website in accordance with the terms of this paragraph. Bass Pro and Bass Pro Outdoors Online, L.L.C. agree, by execution hereof, that Bluegreen has paid adequate good and valuable consideration to Bass Pro and Bass Pro Outdoors Online, LLC for Bass Pro and Bass Pro Outdoors Online, L.L.C. to create such linkage and accessibility through the WWW.BASSPRO.COM website. The linkage provided for under this paragraph shall be as follows: On the WWW.BASSPRO.COM website, an icon shall exist identified as "Resorts" or such other icon as is mutually acceptable to Bluegreen and Bass Pro. Upon opening of the icon identified as "Resorts" (or such other icon as is mutually acceptable) existing on the WWW.BASSPRO.COM website, a list and icons respecting resorts associated with Big Cedar and Bluegreen shall exist. Such list and icons shall include (i) the Big Cedar Timeshare Project and (ii) Bluegreen's Timeshare Facilities, including the Bluegreen Vacation Club. Upon accessing these respective icons, the home page shall exist for the Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities, including the Bluegreen Vacation Club. These website home pages shall be of a design acceptable to Bluegreen and the LLC. The website pages and icons shall interconnect and be accessible one to the other. Bass Pro and Bass Pro Outdoors Online, L.L.C. shall additionally create internet linkage from the website known as WWW.BASSPRO.COM to the website owned by Bluegreen, known as WWW.BLUEGREENONLINE.COM. Furthermore, by execution hereof, it is agreed that Bluegreen, on its website known as www.bluegreenonline.com, may establish an icon and linkage to WWW.BASSPRO.COM and to internet information concerning the Big Cedar Timeshare Project, inclusive of use of the Marks of Bass Pro and Big Cedar to reflect such connection. The cost of the creation of the foregoing website pages and linkage shall be without additional charge or expense to Bluegreen or the LLC, excepting for reimbursement of actual expenses reasonably incurred by Bass Pro and Bass Pro Outdoors Online, L.L.C. in respect to their establishment of the website pages and linkage referred to above, which reimbursement shall be paid by the LLC or Bluegreen, dependent upon whomever the web page and linkage so benefits, which determination shall be made reasonably and in good faith. Such web pages and linkage shall be established and operable within one hundred twenty (120) days from the date of Closing. By execution hereof, and as further evidenced by the Website Hyperlink License Agreements attached hereto as Exhibit "H" and incorporated herein by this reference, Bass Pro and Bass Pro Outdoors Online, L.L.C. do hereby license and grant a worldwide, royalty free, non-exclusive, irrevocable license, during the term of this Agreement, to Bluegreen and the LLC for use of the Bass Pro WWW.BASSPRO.COM internet website, together with a non-exclusive, royalty free, irrevocable license to establish hyperlinks from and to such site as provided hereinabove. Furthermore, by execution hereof, Bluegreen agrees that Big Cedar and Bass Pro shall have the right and option to place on Bluegreen's website known as WWW.BLUEGREENONLINE.COM an icon and linkage to WWW.BASSPRO.COM which, if established, shall be for the purpose of access to WWW.BASSPRO.COM and information concerning Big Cedar Lodge and the Big Cedar Timeshare Project. The cost and creation of the foregoing shall be at the cost and expense of Bass Pro and Bass Pro Outdoors Online, L.L.C. If established, such license to the benefit of Big Cedar and Bass Pro shall be identical to the terms of the license existing hereunder to the benefit of Bluegreen and the LLC and shall be evidenced by the Website Hyperlink License Agreement attached hereto as Exhibit "H."



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


         (iv) BASS PRO MAILING LIST. By execution hereof, during the term of this Agreement, Bass Pro and Bass Pro Trademarks, LLC do hereby grant a non-exclusive, limited, irrevocable license to the LLC and Bluegreen to use the Bass Pro Mailing List as is now or hereafter possessed, used, obtained or compiled by Bass Pro and Bass Pro Affiliates for the LLC's and Bluegreen's promotional and marketing purposes. By execution hereof, Bass Pro and Bass Pro Affiliates acknowledge and agree that they have received good and valuable consideration for the right and license of the LLC and Bluegreen to use the Bass Pro Mailing List. In furtherance of the foregoing, Bass Pro and Bass Pro Trademarks, LLC, shall execute that certain Mailing List Agreement attached hereto as Exhibit "I-1" and incorporated herein by this reference. Use of the Bass Pro Mailing List and enjoyment of the license granted hereby by the LLC and Bluegreen shall be administered by a third party selected by Bluegreen and Bass Pro, whose mutual selection shall not be unreasonably withheld or denied, to whom Bass Pro and Bass Pro Trademarks, LLC will deliver the Bass Pro Mailing List. Such mailing list intermediary may include, by way of example and not limitation, Fair Issac at 4295 Lexington Avenue North, St. Paul, MN 55126-6164 (telephone number 651-482-8593; Fax No. 651-481-8077) is an example of an acceptable mailing list intermediary. During the term of this Agreement, Bass Pro and Bass Pro Affiliates shall not make such Bass Pro Mailing List otherwise available to any Competing Resort or any operator of any Competing Resort. Such Bass Pro Mailing List shall be updated and redelivered to the third party administrator as provided hereinbelow, for use by the LLC and Bluegreen in the promotion, advertisement and marketing of the Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities. Such Bass Pro Mailing List is licensed for use by Bluegreen and the LLC by execution hereof and such license is further evidenced by the Mailing List Agreement attached hereto as Exhibit "I-1." Such license shall be without further cost or expense to Bluegreen or the LLC, excepting, however, that the LLC and Bluegreen shall pay the actual expense of the third party administrator and the formatting of such Bass Pro Mailing List on labels, diskettes, or magnetic tapes, in a format as necessary for use by the LLC and Bluegreen in their respective promotional, advertising and marketing efforts. The initial Bass Pro Mailing List under this paragraph shall be delivered by Bass Pro and Bass Pro Trademark, LLC to the third party administrator designated by Bass Pro, Bass Pro Trademark, LLC and Bluegreen within thirty (30) days after signing this Agreement, and thereafter every calendar quarter, annually.

                  (1) To assure the continued and uninterrupted use of the Bass Pro Mailing List, and enjoyment of the license set forth hereinabove by the LLC and Bluegreen, Bass Pro and Bass Pro Trademarks, L.L.C. do, by execution hereof grant unto the LLC and Bluegreen a security interest in and to and the Bass Pro Mailing List, which security interest shall be a second priority security interest (the Fleet Retail Finance, Inc. security interest being a first priority security interest in and to the Bass Pro Mailing List) and which security interest shall be further evidenced by a security agreement in the form attached hereto as Exhibit "J" and incorporated herein by this reference and a UCC financing statement acceptable to the LLC and Bluegreen. Such documentation shall perfect the security interest in the Bass Pro Mailing List to the benefit of the LLC and Bluegreen. Such security agreement and UCC financing statement shall establish a second priority security interest to the benefit of the LLC and Bluegreen in and to Bass Pro Mailing List subject to the Fleet Retail Finance, Inc., as Agent, first priority security interest; provided Fleet Retail Finance, Inc. shall execute to the benefit of Bluegreen and the LLC the Intercreditor Agreement in the form attached hereto as Exhibit "K" and incorporated herein by this reference. Bluegreen and the LLC agree to subordinate their security interest to future financing of Bass Pro and Bass Pro Trademark, LLC arranged for the benefit of the business of Bass Pro or Bass Pro Trademarks, LLC, so long as Bluegreen and the LLC are notified of such future financing and such future lender executes an agreement not to disturb the rights of Bluegreen and the LLC hereunder and under the Mailing List Agreement attached hereto as Exhibit "I-1." In the event that Bass Pro or any Bass Pro Affiliate is in default of the terms of this Marketing and Promotions Agreement or a License Agreement, then Bluegreen shall be entitled to receive immediately physical possession and custody of a copy of the Bass Pro Mailing List in the form as exists on the date of default, and Bass Pro and Bass Pro Affiliates, including Bass Pro Trademarks, L.L.C., or the mailing list intermediary holding the Bass Pro Mailing List for use by Bluegreen and the LLC hereunder, shall immediately upon such default deliver to Bluegreen physical possession and custody of a copy of the Bass Pro Mailing List in the form as it exists on the date of such default. Any agreement with a mailing list intermediary shall so provide. From and after delivery to Bluegreen of the Bass Pro Mailing List, Bluegreen shall be entitled to retain physical possession and custody of a copy of the Bass Pro Mailing List and Bluegreen's use of the Bass Pro Mailing List shall continue indefinitely and unrestricted as may be determined from time to time by Bluegreen, subject to the restriction that Bluegreen's use of the Bass Pro Mailing List shall be only within the timeshare industry and the Bass Pro Mailing List shall not be sold by Bluegreen to any competitor of Bass Pro or Bass Pro Affiliates. Delivery of the Bass Pro Mailing List in accordance with the terms hereof shall be in such a media form as to be usable by Bluegreen. The right of Bluegreen to receive the Bass Pro Mailing List shall be specifically enforceable by Bluegreen.

         (v) BIG CEDAR MAILING LISTS. By execution hereof, during the term of this Agreement, Big Cedar does hereby grant the non-exclusive, limited, irrevocable license to the LLC and Bluegreen to use Big Cedar's present and future mailing lists of customers of Big Cedar, including but not limited to occupants of the Big Cedar Lodge, as is now or hereafter possessed, used, obtained or complied by Big Cedar (the "Big Cedar Mailing List"), for the LLC's and Bluegreen's promotional and marketing purposes. Such license has been fully paid for by Bluegreen and the LLC and by execution hereof, Big Cedar acknowledges and agrees that it has received good and valuable consideration for the license to use such Big Cedar Mailing List. In furtherance of the foregoing, Big Cedar shall execute that certain Mailing List Agreement, attached hereto as Exhibit "I-2" and incorporated herein by this reference. Use of the foregoing Big Cedar Mailing List by Big Cedar and enjoyment of the license granted hereby by the LLC and Bluegreen shall be administered by a third party selected by Bluegreen and Big Cedar to whom Big Cedar will deliver its Big Cedar Mailing List. It is agreed that Fair Issac at 4295 Lexington Avenue North, St. Paul, MN 55126-6164 (telephone number 651-482-8593; Fax No. 651-481-8077) is an example of an acceptable mailing list intermediary. During the term of this Agreement, Big Cedar shall not make such Big Cedar Mailing List otherwise available to any Competing Resort or any operator of any Competing Resort Such Big Cedar Mailing List shall contain, at least, the name, address, telephone number and e-mail address, if available, of each occupant of the Big Cedar Lodge, together with their respective dates of occupancy. Such Big Cedar Mailing List shall include such customers and clients, including Big Cedar Lodge occupants, as exists now or hereafter. Such Big Cedar Mailing Lists shall be updated and redelivered as provided hereinbelow to the LLC and Bluegreen for use by the LLC and Bluegreen in the promotion, advertising and marketing of the Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities. Such Big Cedar Mailing List is licensed for use by Bluegreen and the LLC by execution hereof, and such license is further evidenced by the Mailing List Agreement attached hereto as Exhibit "I-2." Such license shall be without further cost or expense to Bluegreen or the LLC, excepting, however, that the LLC and Bluegreen shall pay the actual expense of the third party bureau administrator and the formatting of such mailing list on labels, diskettes or magnetic tapes, in a format as necessary for use by the LLC and Bluegreen in their respective promotional, advertising and marketing efforts. The initial Big Cedar Mailing List under this paragraph shall be delivered by Big Cedar to the third party administrator designated by Big Cedar and Bluegreen within thirty (30) days after signing this Agreement, and thereafter every calendar quarter, annually.

         (vi) BLUEGREEN MAILING LIST. During the term of this Agreement, Bluegreen does hereby grant the non-exclusive, limited, irrevocable license to Big Cedar, Bass Pro and Bass Pro Affiliates to use Bluegreen's present and future mailing list of customers,, clients and contacts as are possessed, used, obtained or compiled by Bluegreen and Bluegreen Affiliates (the :Bluegreen Mailing List"). Use of the Bluegreen Mailing List shall be limited, however, to offering to such persons identified therefrom, outdoor retail products of Bass Pro or Bass Pro Affiliates so long as the same are not offered through or in relation to businesses which compete with Bluegreen or Bluegreen Affiliates. In furtherance of the foregoing, Bluegreen and Bluegreen Affiliates shall execute that certain Mailing List Agreement, attached hereto as Exhibit "I-3" and incorporated herein by this reference. Use of the foregoing Bluegreen Mailing List by Big Cedar, Bass Pro and Bass Pro Affiliates shall be administered by a third party selected by Bluegreen, Big Cedar and Bass Pro. Such Bluegreen Mailing List shall contain, at least, the name, address and telephone number and where collected, the e-mail address of each customer, client or contact. Such

Bluegreen Mailing List shall be routinely and consistently updated and redelivered as provided hereinbelow to Big Cedar and Bass Pro for use by Big Cedar, Bass Pro and Bass Pro Affiliates for the purposes set forth herein. Such Bluegreen Mailing List is licensed by execution hereof in accordance with the License Agreement attached hereto, by Bluegreen and Bluegreen Affiliates to Big Cedar, Bass Pro and Bass Pro Affiliates for the limited use as aforesaid, without cost or expense to Big Cedar, Bass Pro or Bass Pro Affiliates, excepting, however, that Big Cedar, Bass Pro and Bass Pro Affiliates shall pay the actual expense of the third party bureau administrator and the formatting of such mailing lists on labels, diskettes or magnetic tapes, in a format as necessary for use by Big Cedar, Bass Pro and Bass Pro Affiliates in their promotional, advertising and marketing efforts. The initial Bluegreen Mailing List under this paragraph shall be delivered by Bluegreen and Bluegreen Affiliates to the third party bureau administrator designated by Bluegreen, Big Cedar and Bass Pro within thirty (30) days after signing this Agreement, and thereafter every calendar quarter, annually. The license set forth in this paragraph shall terminate if Big Cedar breaches the terms of the Ad Loan due and payable to Bluegreen. Samples of each advertising material proposed to be delivered to persons who are obtained by Big Cedar, Bass Pro or a Bass Pro Affiliate from such Bluegreen Mailing List shall be submitted to and subject to the approval of Bluegreen prior to use. In the event of submission of any advertising, marketing and promotional program by Big Cedar, Bass Pro or Bass Pro Affiliates, the same shall be deemed approved within fourteen (14) days of delivery thereof to Bluegreen, unless Bluegreen denies the approval or approves the same within an earlier period. Upon denial of any such approval, Bluegreen shall deliver to Big Cedar, Bass Pro or Bass Pro Affiliates specific reasons for such denial, and upon which cure thereof Bluegreen shall be deemed to have approved such advertising (it being agreed that any proposed cure shall be presented to Bluegreen for its subsequent review, comment and approval, whose approval shall be deemed given unless Bluegreen denies that the cure has been successful within five (5) days from delivery thereof). Once approved, any such sample of advertising, marketing or promotional materials may be re-used or incorporated into any advertising, marketing or promotional program of Big Cedar, Bass Pro or a Bass Pro Affiliate offering of outdoor retail products as determined from time to time by Bass Pro or Bass Pro Affiliates without the necessity of further approval; provided, however, if following approval of any respective advertising, marketing or promotional materials, Bluegreen is notified that such approved advertising, marketing or promotional material is in violation of any applicable legal principles, then Bluegreen may notify Big Cedar, Bass Pro or any respective Bass Pro Affiliate that it is not to use such approved advertising, marketing or promotional materials until any claimed violation is cured.

         (vii) CROSS PROMOTIONAL STRATEGIES. During the term of this Agreement, Big Cedar, Big Cedar Affiliates, Bass Pro and Bass Pro Affiliates and Bluegreen (acting on behalf of Bluegreen and Bluegreen Affiliates) and the LLC agree to negotiate, in good faith, promotional advantages or opportunities now existing or as may hereafter be identified, including cross-promotional strategies, as well as services as may otherwise be available and identified as may be beneficial to the LLC and Bluegreen in the marketing and promotion of timeshares and as may be beneficial to Big Cedar, Bass Pro and Bass Pro Affiliates in the marketing and promotion of outdoor retail products. Such marketing and promotional advantages or opportunities and services of Big Cedar, Bass Pro and Bass Pro Affiliates shall be made available non-exclusively to Bluegreen and Bluegreen Affiliates; provided such shall not be made available or identified to any other timeshare sellers, re-sellers, promoters, marketers, developers, exchange companies, clubs or lead generators therefor. Such marketing and promotional advantages or opportunities and services of Bluegreen and Bluegreen Affiliates shall be made available non-exclusively to Big Cedar, Bass Pro and Bass Pro Affiliates, provided such shall not be available to any competitor of Big Cedar, Bass Pro and Bass Pro Affiliates engaged in the business of retail sales of outdoor products. The cross-promotional strategies and programs may include by way of example and not limitation, radio and television commercials (including infomercials, announcements, promotions, advertisements on in-room televisions at Big Cedar Lodge), newspaper and magazine advertisements, billboards, card and tent promotions in respective accommodations and facilities (such as Big Cedar Lodge and Bass Pro Shops), leaflets, postcards and website opportunities.

         The foregoing shall not otherwise reduce or limit the services otherwise agreed to herein.

                  (viii) PREFERENTIAL TREATMENT. During the term of this Agreement, any marketing and promotional advantages and opportunities or any other services hereunder for which the LLC, Bluegreen or a Bluegreen Affiliate is to pay Big Cedar, Bass Pro or Bass Pro Affiliates an amount, shall, in all events, be made available to the LLC, Bluegreen and Bluegreen Affiliate on a Preferential Treatment basis.

                  (ix) SALES OFFICE PROPERTY. Big Cedar agrees to lease (and by execution of the Commercial Lease of Sales Office lease attached hereto as Exhibit "L" which is incorporated herein by this reference, does hereby lease) a certain parcel of property to the LLC (the "Sales Office Property"). The Sales Office Property shall be leased to the LLC by Big Cedar for a term being the lesser of ten (10) years or until such time as ninety percent (90%) sellout and conveyance of the timeshare interests of the Big Cedar Timeshare Project as are contemplated to exist therein. It is agreed that the LLC may construct on the Sales Office Property a sales office, at its expense. Upon termination of the lease, any improvements and structures thereon shall inure to the benefit of Big Cedar. The rent payable for lease of the Sales Office Property shall be One and No/100 Dollars ($1.00) per year, without any other expense, rental or charge to the LLC or Bluegreen, excepting, however, the LLC shall pay the actual costs and expenses of constructing the sales office facility, and such other costs and expenses as are actually incurred in respect to the use of the Sales Office Property. Any deed of trust on the Sales Office Property shall be subject to a non-disturbance as relates to such deed of trust. Any sales office facility constructed on the Sales Office Property shall be consistent with the architectural design of the accommodations at the Big Cedar Lodge, which design shall be approved by Big Cedar.

                  (x) USE OF CABIN FEVER HOUSE FACILITY. Big Cedar agrees that it shall lease to Bluegreen and the LLC the Cabin Fever House Facility as a secondary sales office on terms and conditions identical to the terms and conditions of the lease for the Sales Office Property referred to hereinabove. Such shall be leased pursuant to the Cabin Fever House Commercial Lease attached hereto as Exhibit "M." Any deed of trust on such property shall be subject to a non-disturbance as relates to such deed of trust. During the Cabin Fever House Commercial Lease, any modifications to the Cabin Fever House proposed by the LLC shall be made at the expense of the LLC and subject to the prior approval of Big Cedar.

                  (xi) BIG CEDAR LODGE. By execution hereof, Big Cedar agrees that the rights set forth hereinafter respecting use of the Big Cedar Lodge have been paid for in full by Bluegreen and the LLC, and that Big Cedar has received good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, contemporaneously with the grant of the rights hereinafter set forth. The rights hereinafter granted are granted by Big Cedar to the LLC and Bluegreen without further cost or expense to the LLC and Bluegreen, other than specifically set forth hereinbelow. Any deed of trust on the Big Cedar Lodge Property shall be subject to a non-disturbance agreement, to the benefit of the LLC and Bluegreen, as relates to such deed of trust.

                           (1) ADVERTISING MATERIALS. During the term of this
Agreement, Big Cedar does hereby irrevocably grant to the LLC and Bluegreen the right to use the Big Cedar Lodge for the purpose of promoting, advertising, and marketing of the Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities; excepting, however, the Big Cedar Lodge shall not be used for promoting, advertising and marketing of The Falls Timeshare Resort, located in Branson, Missouri, or any Bluegreen Timeshare Facility located within one hundred (100) miles of the Big Cedar Lodge, excepting, however, the Big Cedar Timeshare Project and/or its inclusion in the Bluegreen Vacation Club. By execution hereof, Big Cedar does hereby acknowledge that the right to use granted to the LLC and Bluegreen hereunder has been paid for in full and that the same has been granted for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Big Cedar shall provide and deliver guest history files and in-room television support in the Big Cedar Lodge, and agrees that the LLC and Bluegreen shall be authorized and permitted to distribute packet information at check-in to those who might occupy Big Cedar Lodge. Such packet distribution may include promotional, marketing and advertising information relating to the sale of timeshare in the Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities, including the Bluegreen Vacation Club. Moreover, Big Cedar agrees that the LLC and Bluegreen may place reasonable and unobtrusive displays and other forms of promotions in and about the Big Cedar Lodge, and the guest rooms therein, to assure that each guest is aware of the opportunity to purchase a timeshare interest in the Big Cedar Timeshare Project and/or Bluegreen's Timeshare Facilities, including the Bluegreen Vacation Club. Despite the above, the content, location and placement of all advertising materials to be utilized at the Big Cedar Lodge shall be subject to the review and prior approval of John Morris or his designate.

                           (2) OCCUPANCY LIST. During the term of this
Agreement, Big Cedar does hereby grant an irrevocable license and right to use to the LLC and Bluegreen in and to the occupancy list of those who have occupied or will occupy rooms at the Big Cedar Lodge. During the term of this Agreement, Big Cedar shall on a weekly basis, deliver a list of all individuals, including their names, addresses, telephone numbers and e-mail addresses (to the extent available), who have occupied or who will occupy rooms at the Big Cedar Lodge to the LLC and Bluegreen for the purpose of the LLC and Bluegreen marketing, promoting and selling timeshare interests of the Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities to such persons. To the extent reasonably possible, Big Cedar shall make available to the LLC and Bluegreen such information, before occupancy by the respective identified party. Bluegreen may make a promotional contact to such individuals prior to, after or while such individuals are in occupancy at the Big Cedar Lodge. Despite the above, John Morris, or his designate, shall have the right to pre-approve the presentation, content, method and frequency of contact with guests at the Big Cedar Lodge and content of the materials to be utilized in connection with the occupancy list contact. Occupancy lists provided hereunder will contain information concerning leisure guests, but shall not be required to include business group market guests.

                           (3) PROSPECT OCCUPANCY. During the term of this
Agreement, Big Cedar grants to the LLC and Bluegreen, an irrevocable right to use on a space available basis, rooms for occupancy and use by potential prospects for the marketing of timeshare interests. During the term of this Agreement, Big Cedar shall make guest rooms, common areas and facilities available to Bluegreen and the LLC on a space available basis, which rooms may be used for occupancy and use by potential prospects for the marketing of timeshare interests. Rates for such guest rooms, common areas and facilities shall be charged to the LLC and Bluegreen on a Preferential Treatment basis. By execution hereof, Big Cedar does hereby license to Bluegreen use of the guest rooms, common areas and facilities, as aforesaid. Use of common areas and facilities for advertising and promotional purposes shall be subject to the prior approval of Big Cedar, including the content, location and placement of such advertising materials and promotional activities.

                           (4) CONCIERGE DESK. During the term of this
Agreement, Big Cedar does hereby grant an irrevocable license as respects the Big Cedar Lodge lobby to Bluegreen and the LLC for use by the LLC and Bluegreen of a concierge desk. Such concierge desk and sufficient space for use thereof shall be provided to the LLC and Bluegreen by Big Cedar from and after the date of execution hereof. Such concierge desk shall be staffed by personnel of Bluegreen or the LLC and may be utilized for the purpose of allowing introduction of guests to the opportunity to acquire a timeshare interest at the Big Cedar Timeshare Project or Bluegreen's Timeshare Facilities; excepting, however, such concierge desk shall not be used to promote The Falls Resort, located in Branson, Missouri, or any other Bluegreen Timeshare Facility located within one hundred (100) miles of the Big Cedar Lodge. Such concierge desk and related desk space shall be provided by Big Cedar without charge or expense to the LLC or Bluegreen; provided however, actual expenses incurred by Bluegreen or the LLC in respect to staffing and supplying services relating to such concierge desk shall be paid by the LLC. The specific location of the concierge desk shall be as agreed to prior to the date hereof (and as may be set forth on a schematic plan as approved by the LLC, Bluegreen and Big Cedar) and any relocation thereof shall be first agreed to by the LLC and Bluegreen on the one hand, and Big Cedar on the other. The concierge desk will be operated such that guests will be given the option to approach the desk to receive information regarding timeshares and that guests will not be approached in the Big Cedar Lodge lobby, but will be given the opportunity to obtain additional information.

                  (xii) APPROVALS. John Morris or his designate shall have the right to review and approve all advertising materials to be used in the Bass Pro Shops or Bass Pro Catalogs or that involve contact with customers of Bass Pro Shops identified through the Big Cedar Mailing List or the Bass Pro Mailing List or which make use of the Big Cedar Lodge or involve contact with the guests of Big Cedar Lodge. Such approval rights shall be exercised by John Morris or his designate who is appointed to act on behalf of Big Cedar, Bass Pro and Bass Pro Affiliates for the purpose of receiving and approving such advertising material. Any advertising material so approved shall be maintained by Bluegreen in a file designated as approved advertisements. Such advertising material proposed to be delivered shall be submitted to John Morris, or his designate, at 2500 East Kearney Street, Springfield, Missouri 65898 prior to use. The approval rights set forth herein shall include editing rights. In the event of submission of any such sample of advertising, marketing and promotional materials by the LLC or Bluegreen hereunder, the same shall be deemed approved within fourteen (14) days after receipt thereof, at the address set forth above, unless John Morris or his designate denies approval or approves the same within an earlier time period. Upon denial of any such approval, John Morris or his designate shall deliver to the LLC or Bluegreen (whomsoever shall be the party that has delivered the advertisement to John Morris or his designate) specific reasons for such denial upon which cure thereof the LLC or Bluegreen may proceed to use such advertising, marketing and promotional material. Any proposed cure in respect to a denial shall be submitted by the respective party to John Morris or his designate for further approval, whose approval shall not be unreasonably withheld or denied, and whose approval shall be deemed given if denial thereof is not delivered within five (5) days of delivery of the proposed cure. No advertising, marketing or promotional program using the Big Cedar Lodge shall promote The Falls Village Resort located in Branson, Missouri, or any Bluegreen Timeshare Facility located within one hundred (100) miles of the Bass Pro Shop located in Springfield, Missouri; provided, however, that the same may be usable for promotion of the Bluegreen Vacation Club. Once approved, any such advertising, marketing and promotional program may be reused or incorporated into any advertising, marketing or promotional program for any or all of the Bluegreen Timeshare Facilities, as determined from time to time by Bluegreen without necessity of further approval; provided, however, if following approval, any advertising, marketing or promotional materials, Big Cedar, Bass Pro or Bass Pro Affiliates are notified that such approved advertising is in violation of applicable principles, then, Big Cedar, Bass Pro or Bass Pro Affiliates may notify Bluegreen that it is not to use such approved advertising, marketing or





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



promotional materials until any claimed violation is cured. Despite anything contained herein to the contrary, no advertising, marketing or promotional materials may (i) incorporate use of the Bass Pro Mark unless such use has been first approved by John Morris or his designate in his sole and absolute discretion as provided for in paragraph (xv) below; or (ii) incorporate use of the Big Cedar Mark (a) unless such use has been first approved by John Morris or his designate, in his sole and absolute discretion as provided for in paragraph
(xv) below, or (b) unless such use of the Big Cedar Mark relates to the Big Cedar Timeshare Project or its inclusion in the Bluegreen Vacation Club as provided for in paragraph (xv) below.

                  (xiii) SIGNAGE. By execution hereof, Bass Pro and Bass Pro Affiliates do hereby grant to Bluegreen and the LLC an irrevocable license to place advertising, promotional and marketing signage in the floor space marketing areas existing in the Bass Pro Shops, and in the cabin prototype timeshare sales areas. By execution hereof, Big Cedar Lodge does hereby grant to Bluegreen and the LLC an irrevocable license to place advertising, promotional and marketing signage in the Big Cedar Lodge in accordance with the terms of this Agreement. The specific location, placement, creation and content of such signage shall be subject to agreement of Bluegreen and John Morris or his designate, who shall act on behalf of Big Cedar, Bass Pro and Bass Pro Affiliates in respect to such approval. The approval of John Morris or his designate shall not be unreasonably withheld or denied. By execution hereof, Big Cedar, Bass Pro and Bass Pro Affiliates acknowledge that Bluegreen and the LLC have paid in full for the license hereby granted. Notwithstanding the foregoing, Bluegreen shall be responsible for all expenses incurred by Bluegreen relative to the creation and placement of such signage placed in Bass Pro Shops located in Islamorada, Florida; Ft. Lauderdale, Florida; Orlando, Florida; Charlotte, North Carolina; and Atlanta, Georgia, unless the signage placed within any of such facilities primarily references the Big Cedar Timeshare Project or its inclusion in the Bluegreen Vacation Club; provided, however, that the parties hereto agree that an equitable reallocation of expenses based on actual benefits from various promotions, including leads and sales generated therefrom, may be annually reviewed and reasonably determined, in the exercise of good faith. The LLC shall be responsible for all expenses incurred by Bluegreen or the LLC relative to the creation and placement of signage placed in the Bass Pro Shop located in Springfield, Missouri; Nashville, Tennessee; Dallas, Texas; Houston, Texas; Chicago, Illinois; and Detroit Michigan, unless the signage placed within any such facilities primarily references the Bluegreen Timeshare Facilities, other than the Big Cedar Timeshare Project or its inclusion in the Bluegreen Vacation Club; provided, however, the parties hereto agree that an equitable reallocation of expenses based on actual benefits from the various promotions, including leads and sales generated therefrom may be annually reviewed and reasonably determined in the exercise of good faith. Signage at Big Cedar Lodge shall be consistent, architecturally, with the existing signage located thereat. Signage at any Bass Pro Shop shall be of a design mutually agreed to by Bluegreen and Bass Pro (and Bass Pro, by execution hereof, appoints John Morris or his designate to act on its behalf). Notwithstanding the foregoing, the parties agree that such signage is to exist and that the location, placement and content of such signage shall be maximized to promote the sale and marketing of timeshare interests at the Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities. Despite anything contained herein to the contrary, no signage may incorporate use of the Bass Pro Mark unless use of such Bass Pro Mark has been first approved by John Morris or his designate, as provided for in paragraph
(xv) below.

                  (xiv) BIG CEDAR, BASS PRO AND BASS PRO AFFILIATE'S EMPLOYEES. During the term of this Agreement, Big Cedar, Bass Pro and Bass Pro Affiliates, shall make available their respective employees who have customer contact for training by Bluegreen respecting the details of the timesharing concept, and instructions and directions on how such employees may inform customers of Big Cedar, Bass Pro and Bass Pro Affiliates about timeshare opportunities and how such employees are to be supportive of the timeshare marketing opportunities at the Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities. In furtherance thereof, Big Cedar, Bass Pro and Bass Pro Affiliates, shall strive to educate employees to be supportive of the goals of this Agreement.

                  (xv) TRADENAMES AND MARKS. During the term of this Agreement, Bass Pro and Bass Pro Trademarks, LLC do hereby grant, bargain and exchange a limited, irrevocable, non-exclusive license to use the Bass Pro Mark to Bluegreen and the LLC for use by Bluegreen, Bluegreen's Affiliates and the LLC, in the promotion, marketing and advertising of the Big Cedar Timeshare Project, its inclusion in the Bluegreen Vacation Club and the Bluegreen Timeshare Facilities in accordance with the terms of this Agreement. During the term of this Agreement, Big Cedar hereby grants, bargains and exchanges a limited, irrevocable, non-exclusive license to use the Big Cedar Marks to Bluegreen and the LLC for use by Bluegreen, Bluegreen Affiliates and the LLC in the promotion, marketing and advertising of the Big Cedar Timeshare Project, its inclusion in the Bluegreen Vacation Club and the Bluegreen Timeshare Facilities in accordance with the terms of this Agreement By execution hereof, Big Cedar, Bass Pro and Bass Pro Affiliates acknowledge and agree that the license set forth herein has been paid for in full by Bluegreen and that Big Cedar, Bass Pro and Bass Pro Affiliates have received good and valuable consideration in exchange for the grant of such license. The Marks may be used as follows:

                           (1) Bass Pro Marks may be used by the LLC and
Bluegreen in all promotional materials, advertisements, and other materials for the promotion, marketing and sale of the Big Cedar Timeshare Project or the Bluegreen Timeshare Facilities, so long as such use is first approved by John Morris or his designate in accordance with the approval procedures set out below.

                           (2) The Big Cedar Mark and the name Big Cedar may be
used by the LLC and Bluegreen in respect to the identity, location and name of the Big Cedar Timeshare Project. Use of the Big Cedar Mark as set forth in this paragraph shall be in perpetuity and irrevocable. Use of the Big Cedar Mark and the name Big Cedar, as set forth in this paragraph (2), shall be as determined by the LLC and Bluegreen.

                           (3) The Big Cedar Mark may be used by the LLC and
Bluegreen in all promotional materials, advertisements and other materials for the promotion, marketing and sale of the Big Cedar Timeshare Project or the Big Cedar Project's inclusion in the Bluegreen Vacation Club, so long as such use is first approved by John Morris or his designate in accordance with the approval procedure set out below:

                           (4) APPROVAL PROCEDURE. Use of the Bass Pro Mark or
Big Cedar Mark shall be submitted to John Morris (or his designate), who is to act on behalf of Bass Pro and Bass Pro Affiliates for approval of use of the Bass Pro Mark, and Big Cedar for approval of use of the Big Cedar Mark in respect to promotional materials. Samples shall be submitted to John L. Morris or his designate, at 2500 East Kearney Street, Springfield, Missouri 65898. As respects the Bass Pro Marks, approval of use of the Bass Pro Mark shall be deemed given if not granted or denied within thirty (30) calendar days after receipt at the above address of the sample, including the proposed use of the Bass Pro Mark. As respects the Big Cedar Mark, approval of use of the Big Cedar Mark shall be deemed given if not granted or denied within fourteen (14) calendar days after receipt at the above address of the sample including the proposed use of the Big Cedar Mark. Upon denial of any such proposed use of the Big Cedar Mark, John Morris or his designate, shall deliver to the LLC or Bluegreen its specific reasons for such denial. Upon cure thereof, the LLC or Bluegreen may proceed to use such advertising, marketing and promotional material. Any proposed cure in respect to a denial shall be submitted to John Morris or his designate for further approval, whose approval shall not be unreasonably withheld or denied, and whose approval shall be deemed given if denial thereof is not delivered within five (5) days of delivery of the proposed cure. Once approved, any such sample of advertising, marketing and promotional program may be re-used or incorporated into any advertising, marketing or promotional program for the foregoing, as determined from time to time by Bluegreen, without necessity of further approval; provided, however, if following approval John L. Morris or his designate determines that such approved advertising, marketing or promotional material is to cease, then, he or his designate may notify Bluegreen that it is not to use such approved advertising, marketing or promotional materials until further notice.

                           (5) Big Cedar shall provide and deliver to the LLC
and Bluegreen creative materials containing the Big Cedar Mark for the purpose of developing and implementing such advertising, promotional and marketing programs and opportunities incorporating the Big Cedar Marks. Bass Pro and Bass Pro Trademarks, LLC shall provide and deliver to the LLC and Bluegreen creative materials containing the Bass Pro Marks for the purpose of developing and implementing such advertising, promotional and marketing programs and opportunities incorporating the Bass Pro Marks. Delivery and use of the Marks shall be without charge or expense (and the licenses hereunder is agreed to have been paid for in full), excepting, however, the LLC shall pay the actual costs incurred by Big Cedar for delivery of the Big Cedar Mark, and Bluegreen and the LLC shall equally pay the costs of Bass Pro and Bass Pro Affiliates for delivery of the Bass Pro Mark. Bluegreen shall be entitled, at its sole cost and expense to take pictures, videos and other reproductions and depictions of the Big Cedar Lodge and the respective Bass Pro Shops, including all facilities thereat, and to utilize such pictures and depictions in its promotional materials relating to the Big Cedar Timeshare Project, Bluegreen Timeshare Facilities, Bluegreen Vacation Club and the Big Cedar Timeshare Project's inclusion in the Bluegreen Vacation Club. Such pictures, videos and other reproductions and depictions shall, prior to use, be subject to the approval of John Morris or his designate in accordance with the procedures set forth in subparagraph (4) hereinabove. By execution hereof, Big Cedar, Bass Pro and Bass Pro Affiliates acknowledge and agree that the license set forth herein has been paid for in full by Bluegreen and that Big Cedar, Bass Pro and Bass Pro Affiliates have received good and valuable consideration in exchange for the grant of such license. In furtherance of the foregoing, Big Cedar, Bass Pro and Bass Pro Affiliates shall execute The Trademark License Agreements, attached hereto as Exhibit "N" and incorporated herein by reference.

                  (xvi) PROMOTIONAL RETAIL CERTIFICATES. In the event that Bluegreen or the LLC, elects to use retail merchandise or gift certificates for retail merchandise as incentives to encourage timeshare tours or sales presentations as respects the Big Cedar Timeshare Project, such merchandise and/or certificates shall be acquired from Bass Pro and Bass Pro Affiliates, so long as (i) such merchandise and/or certificates are readily available from Bass Pro Shops or Bass Pro Catalogs at prices otherwise competitive to what the LLC or Bluegreen would customarily pay for the same or similar merchandise and/or certificates; or (ii) where practicable and without detriment to the LLC's or Bluegreen's systematic and routine marketing, the same can be readily available, without delay or interference with the LLC's or Bluegreen's routine time framework, from Bass Pro or Bass Pro Affiliates, at competitive prices to that which the LLC or Bluegreen would be anticipating paying for the same merchandise (provided that at no time is subparagraph (ii) immediately preceding to be operative if the LLC or Bluegreen deems prior contact to Bass Pro and Bass Pro Affiliates to be impractical in relation to the LLC's or Bluegreen's continued and systematic marketing efforts). In all events, Bluegreen and the LLC shall receive, at a minimum, the lesser of a ten percent (10%) price discount off the lowest offered price for all standard full selection merchandise or Preferential Treatment. Bluegreen and the LLC shall not be restricted from purchasing non-merchandise premiums such as lodging accommodations, travel opportunities or other non-merchandise premiums from third parties unrelated to Bass Pro or Bass Pro Affiliates. Notwithstanding the foregoing, however, the LLC and Bluegreen shall, as respects the marketing of timeshare interests at the Big Cedar Timeshare Project, when overnight occupancy is needed in relation to such marketing, seek to place occupants in the Big Cedar Lodge as a first priority, subject to the agreement of Big Cedar to provide such on a Preferential Treatment Basis. Bass Pro agrees that the agreement of Bluegreen under this paragraph is given in partial consideration of the obligations of Bass Pro and Bass Pro Affiliates hereunder. Coupons for services offered by Big Cedar Lodge shall be subject to review and approval of John Morris or his designate. In addition to the foregoing, coupons for services will be offered by Big Cedar to Bluegreen and the LLC as incentives to encourage timeshare tours or sales presentations as respects the Big Cedar Timeshare Project. Such coupons for services offered by Big Cedar shall be subject to review and approval of John Morris or his designate. Such coupons will be issued with the dollar limitation and honored, provided Big Cedar shall be entitled to reimbursement for the total amount of coupons redeemed and Big Cedar shall be reimbursed for the redeemed coupons by the LLC or Bluegreen on a monthly basis.

         3. ADDITIONAL AGREEMENTS. In the event any of the herein described advertising, marketing or promotional services to be provided to Bluegreen or the LLC are provided by a Big Cedar Affiliate or Bass Pro Affiliate (or any future affiliate of Bass Pro), then Big Cedar and Bass Pro shall cause such Big Cedar Affiliate and Bass Pro Affiliate (or future Bass Pro affiliates), to enter into an agreement for such services directly with the LLC or Bluegreen. Notwithstanding any provision contained herein to the contrary, the License, Agreements, rights of use and grants provided herein to the LLC and/or Bluegreen by Big Cedar, Bass Pro or Bass Pro Affiliates shall be irrevocable for the term of this Agreement, and the parties hereto acknowledge that Bluegreen and the LLC may justifiably rely on such licenses, rights to use, grants and agreements

         4. RESTRICTIONS ON BIG CEDAR, BIG CEDAR AFFILIATES, BASS PRO AND BASS PRO AFFILIATES.

                  (a) RESTRICTION ON MARKETING SERVICES. During the term of this Agreement, and except as otherwise provided in this Agreement, any and all promotional, advertising and marketing services to be provided by Big Cedar (and any Big Cedar Affiliate) and Bass Pro and Bass Pro Affiliates hereunder or under the License Agreements, shall only be provided to Bluegreen and Bluegreen Affiliates and the LLC and shall not be provided, made available or offered to or allowed to be taken advantage of by any Competing Resort or the operator thereof (except as may otherwise be provided in accordance with paragraph 2(a)(i)(2) hereinabove). The restrictions contained in this subparagraph (a) shall terminate in the event that Bluegreen files or has filed against it a bankruptcy proceeding.

                  (b) RESTRICTION ON RESORT INTEREST PROGRAMS. During the term of this Agreement, for the benefit of Bluegreen and its Affiliates, Big Cedar and Big Cedar Affiliates and Bass Pro and Bass Pro Affiliates agree that they shall not sell, market, advertise or promote any Resort Interest Program, excepting, however, the Big Cedar Timeshare Project, the Bluegreen Vacation Club, or any Bluegreen Timeshare Facility as offered by Bluegreen. Neither Big Cedar, Big Cedar Affiliates, nor Bass Pro or Bass Pro Affiliates shall develop any Resort Interest Program, excepting (i) in accordance with Big Cedar's Right to Participate as provided for in Section 6.11 of the Operating Agreement; or
(ii) Big Cedar's rights in regard to Fractional Interest Developments as provided in the Operating Agreement. Neither Big Cedar nor any Big Cedar Affiliates, nor Bass Pro or any Bass Pro Affiliates shall affiliate with any entity for the purpose of developing, marketing, promoting or advertising any other Resort Interest Program, excepting with Bluegreen and as excepting Fractional Interest Developments as provided for in the Operating Agreement. Big Cedar may sell, develop, market, advertise or promote a Fractional Interest Development if developed by Big Cedar or its Affiliates, so long as such Fractional Interest Development contains no more than twenty five (25) accommodations in the respective Fractional Interest Development. Such Fractional Interest Developments may, by way of example and not limitation, include projects owned or controlled by Big Cedar and its Affiliates existing at Valhalla Island, Florida; Floridian Sports Club; Welaka, Florida; and Frying Pan River Ranch, Colorado. The restrictions contained in this subparagraph (b) shall terminate in the event that Bluegreen files or has filed against it a bankruptcy proceeding.

                  (c) BLUEGREEN'S REALIZATION OF BENEFITS. Big Cedar, Bass Pro and Bass Pro Affiliates acknowledge that the realization of the benefits under this Marketing Agreement to Bluegreen and the LLC are dependent upon Bluegreen and the LLC's ability to market the timeshare interests of the Big Cedar Timeshare Project and Bluegreen's Timeshare Facilities and maximizing the growth sales of such interests, and that any form of direct or indirect competition from Big Cedar, Big Cedar Affiliates, Bass Pro and Bass Pro Affiliates, except as otherwise provided herein, is inconsistent with its intended purposes. The parties acknowledge that the terms of this Agreement were negotiated giving consideration to the concept that competition by Big Cedar, Big Cedar Affiliates, Bass Pro and Bass Pro Affiliates to the sale, marketing and promotion of timeshare interests by Bluegreen or the LLC will deprive Bluegreen and the LLC of a bargain for consideration.

         5. LEAD GENERATION PROGRAMS. Subject to the terms of this Agreement, Bluegreen shall be authorized to develop its own lead generation programs respecting marketing of timeshare interests at the Big Cedar Timeshare Project or Bluegreen's Timeshare Facilities, regardless of whether such generation programs are to be used respecting leads to be obtained by way of floor space marketing areas at Bass Pro Shops, the cabin prototype timeshare areas, Big Cedar's customer data base, or otherwise.

         6. FEES. Bluegreen shall pay Big Cedar a Generation Commission, as defined hereinabove, so long as such purchaser is generated to Bluegreen as a result of promotional, marketing or advertising services provided by Big Cedar or Bass Pro or Bass Pro Affiliates to the LLC or Bluegreen under the terms of this Agreement. The Generation Commission shall not be payable, however, for sales of Resort Interests located at the Big Cedar Timeshare Project or of the Bluegreen Vacation Club predicated upon conveyance of Resort Interest sales located at the Big Cedar Timeshare Project. Bluegreen and Big Cedar shall establish and maintain a system of audit and reporting of such sales and commissions, accounting for the same on a monthly basis. All such fees shall be credited by Bluegreen as payment of principal on the Ad Loan, due and payable by Big Cedar to Bluegreen until repayment of the Ad Loan, in full, except as otherwise provided in the paragraph 12 hereinbelow. Upon payment in full payment thereof, such fee shall be payable to Big Cedar on the last day of a respective month for the Net Sales Volume accomplished during the preceding month. In addition, Bluegreen shall exercise reasonable efforts to establish a tracking system regarding production and generation of sales prospects for purposes of determining whether or not a sale is generated as a result of the promotional, marketing and advertising services as provided for in this Agreement, as defined hereinabove and it is agreed that the tracking system set forth on Exhibit "E" attached hereto is an acceptable tracking system.

         7. TERM. This Agreement shall be for a term the earlier of: (i) ten
(10) years from the date hereof, or (ii) until ninety percent (90%) of the Big Cedar Timeshare Project's timeshares contemplated to exist therein have been sold and conveyed.. If either party elects to participate in additional resorts or Fractional Interest Developments as may, from and after the date hereof, be offered by either party in accordance with the right of participation as defined and set forth in the LLC Operating Agreement.

         8. ADDITIONAL AGREEMENTS BETWEEN BASS PRO AFFILIATES AND BLUEGREEN.

                  (a) TRACKER BOATS. From and after the date hereof, if the LLC or Bluegreen acquires for use at Bluegreen's Timeshare Facilities boats similar to Tracker Marine boats available from Tracker Marine, LLC, then Bluegreen agrees to acquire such Tracker Marine boats from Tracker Marine, LLC, a Bass Pro Affiliate, so long as the acquisition thereof, including pricing and terms, are at least as favorable for similar products as the discount terms available to Big Cedar Lodge as of the date of this Agreement (or if such discount terms are more favorable at the time of acquisition, are at least as favorable as such terms at that time). At the time of acquisition, the LLC and Bluegreen shall be given Preferential Treatment. Bass Pro and Bass Pro Affiliates, including Tracker Marine, LLC agree that the agreement of Bluegreen under this paragraph is given in partial consideration of the obligations of Bass Pro and Bass Pro Affiliates hereunder. THE RESTRICTIONS CONTAINED IN THIS SUBPARAGRAPH (A) SHALL TERMINATE IN THE EVENT THAT TRACKER MARINE, LLC FILES OR HAS FILED AGAINST IT A BANKRUPTCY PROCEEDING

                  (b) BLUEGREEN RESTRICTION. During the term of this Agreement, for the benefit of Bass Pro and Bass Pro Affiliates, Bluegreen agrees that it shall not affiliate with any entity for the purpose of selling outdoor recreational products or services, and shall not sell or offer for sale outdoor recreational products and services of any entity which sells such outdoor recreational products or services and which are in competition with the outdoor recreational products and services of Bass Pro or Bass Pro Affiliates. The restrictions contained in this subparagraph (b) shall terminate in the event that Bass Pro or Bass Pro Affiliates files or has filed against it a bankruptcy proceeding.

                  (c) RECORDS OF THE LLC. The parties agree that the LLC will provide to Big Cedar and Bluegreen complete access to and right to audit books and records of the LLC, at the expense of Big Cedar. Bluegreen shall provide Big Cedar with a monthly report and certification of all timeshare sales of the Project with names and addresses of the purchasers, the same being due within twenty (20) days after the first of each calendar month.

                  (d) EXECUTIVE PRIVILEGES. During the term of this Agreement, Bluegreen shall make available to Big Cedar, Bass Pro and Bass Pro Affiliates' senior executives and their immediate families the right to rent timeshare space available at Bluegreen owned/operated projects at Bluegreen employee/executive rates on a space available basis. Big Cedar, Bass Pro and Bass Pro Affiliates shall make available to Bluegreen's senior executives and their immediate families the right to rent hotel and lodge space and to acquire products from Big Cedar, Bass Pro and Bass Pro Affiliates at Big Cedar/Bass Pro employee/executive rates on a space available, as available, basis in accordance with the standard discount policy.

         9. OWNER AND PROSPECT BENEFITS. Any and all services as may be offered by Big Cedar respecting the Big Cedar Lodge or otherwise, shall be offered at standard discounted rates by Big Cedar to owners of timeshare interests at the Big Cedar Timeshare Project and others who occupy and use the Big Cedar Timeshare Project. Such discounted rates shall be on a Preferential Treatment basis. This paragraph shall survive termination of this Agreement.

         10. FAILURE TO PERFORM/DEFAULT/REMEDIES.

                  (a) FAILURE TO PERFORM BY BIG CEDAR, BASS PRO OR BASS PRO AFFILIATES.

                           (i) In the event that Big Cedar fails to perform or
observe any provision of this Agreement which failure is not cured before expiration of the period for cure as provided for in paragraph 10(d) hereinbelow, then Big Cedar shall be deemed to be in default of this Agreement. In the event that Bass Pro or any Bass Pro Affiliate fails to perform or observe any provision of this Agreement or any of the License Agreements, which failure is not cured before expiration of the period for cure as provided for in paragraph 10(d) hereinbelow, then Bass Pro and Bass Pro Affiliates shall be deemed in default of this Agreement. In the event of default of this Agreement by Big Cedar, Bass Pro or a Bass Pro Affiliate, then the LLC and/or Bluegreen (as may be effected or entitled) shall be entitled to all rights and remedies as may be available under law or in equity as applicable thereto against Big Cedar if Big Cedar is in default, and Bass Pro and Bass Pro Affiliates if Bass Pro or Bass Pro Affiliates are in default. The LLC and Bluegreen shall be entitled to such rights and remedies, independent one from the other. Specifically, by way of example and not limitation, Bluegreen and the LLC, upon default by Big Cedar and/or Bass Pro or a respective Bass Pro Affiliate, shall, independently and severally, be entitled to any and all damages as against Big Cedar (in the event of a Big Cedar default) and Bass Pro and Bass Pro Affiliates (in the event of a Bass Pro or Bass Pro Affiliate default) provable as a consequence thereof, including incidental damages, or any other consequential damages resulting from default under this Agreement. Despite the foregoing, if Big Cedar, Bass Pro or a Bass Pro Affiliate is in default of a License Agreement or a provision of this Agreement providing for use by the LLC or Bluegreen of the Big Cedar Mailing List, the Bass Pro Mailing List, the Marks, the Bass Pro Shops or outlets, the Bass Pro Catalogs, or the Big Cedar Lodge (including placements of signs, location of a concierge desk, placement and distribution of promotional materials, occupancy of rooms by potential timeshare guests, etc. therein), in accordance with the terms of this Agreement then it is agreed that the same would cause irreparable harm and significant injury to the LLC or Bluegreen that would be difficult to ascertain and would not be compensable by damages alone. Accordingly, the parties agree that Bluegreen and the LLC shall, independently and severally, have the right to enforce the terms of the License Agreements and use of the Bass Pro Mailing List, the Big Cedar Mailing List, the Marks, the Bass Pro Shops, the Bass Pro Catalogs and the Big Cedar Lodge as set forth herein and in each License Agreement by injunction, specific performance, or other equitable relief without prejudice to any other rights and remedies the enforcing party may have. The reference to specific provisions of this Agreement and in this section is not a wavier of any party's rights to seek equitable relief for breaches of other sections.

                           (ii) In the event Big Cedar is in default of this
Agreement, , (a) all Distributions from the LLC to Big Cedar shall cease and desist (such Distributions being any Distributions from the LLC to Big Cedar pursuant to the Operating Agreement for such LLC); and (b) the Ad Loan, as referenced and provided for elsewhere, shall immediately be due and payable one
(1) year from the date of such default together with interest at the rate of nine percent (9%) per annum from and after the expiration of the applicable cure period. Despite any Big Cedar default, all License Agreements and all licenses and rights of use of the LLC and Bluegreen provided for hereunder, including but not limited to licenses and rights of use as relate to Bass Pro Shops, Bass Pro Catalogs, the Marks, Big Cedar Lodge, Bass Pro Mailing List and the Big Cedar Mailing List shall continue and be uninterrupted for the term hereof. It is the stated intention and purpose hereof that in the event of default of this Agreement by Big Cedar, Bass Pro or Bass Pro Affiliates, nevertheless, the rights of Bluegreen and the LLC to receive the marketing, promotional and advertising benefits set forth herein and in the License Agreements shall continue uninterrupted for the term hereof.

                           (iii) In the event that Big Cedar, Bass Pro or Bass
Pro Affiliates are in default of this Agreement, then Bluegreen shall be entitled to foreclosure and exercise all of its remedies, rights and privileges respecting the pledge by Big Cedar of its interests in the LLC to Bluegreen and the deed of trust granted to Bluegreen as against the Additional Property, which deed of trust is to be granted by Big Cedar to Bluegreen on or about the date hereof. Such Additional Property is as described in such deed of trust, and is defined in the Contribution Agreement by and between Bluegreen and Big Cedar, made on or about the date hereof. Big Cedar's pledge of the membership interests shall be pledged for a period of six (6) years following the date of the security agreement given in respect to the membership interest. The Additional Property deed of trust to Bluegreen shall have be for a term, the earlier of:
(i) seven (7) years from the date of the Additional Property deed of trust, or
(ii)until ninety percent (90%) of the Big Cedar Timeshare Project timeshares contemplated to exist therein have been sold and conveyed.

                           (iv) In the event that Bass Pro and/or a Bass Pro
Affiliate is in default of this Agreement or a License Agreement (or otherwise fails to make the Bass Pro Mailing List available for use by Bluegreen and the LLC for the term of this Agreement, then Bluegreen shall be entitled to receive immediately physical possession and custody of a copy of the Bass Pro Mailing List in the form as exists on the date of default, and Bass Pro and Bass Pro Affiliates, including Bass Pro Trademarks, LLC, or the third party administrator holding the Bass Pro Mailing List for use by Bluegreen and the LLC hereunder, shall immediately upon such default deliver to Bluegreen physical possession and custody of a copy of the Bass Pro Mailing List in the form as it exists on the date of such default. Any agreement with a third party administrator shall so provide. From and after delivery to Bluegreen of the Bass Pro Mailing List, Bluegreen shall be entitled to retain physical possession and custody of a copy of the Bass Pro Mailing List and Bluegreen's use of the Bass Pro Mailing List shall continue indefinitely and unrestricted as may be determined from time to time by Bluegreen, subject to the restriction that Bluegreen's use of the Bass Pro Mailing List shall be only within the timeshare industry and the Bass Pro Mailing List shall not be sold by Bluegreen to any competitor of Bass Pro or Bass Pro Affiliates. Delivery of the Bass Pro Mailing List in accordance with the terms hereof shall be in such a media form as to be usable by Bluegreen. The right of Bluegreen to receive the Bass Pro Mailing List shall be specifically enforceable by Bluegreen.

                  (b) FAILURE TO PERFORM BY LLC. In the event of material failure to perform or observe this Agreement by the LLC, which failure is not cured before expiration of the period for cure as provided for in paragraph 10(d) hereinbelow, then the LLC shall be deemed in default of this Agreement. If the LLC is in default of this Agreement, then such other party or parties hereto who are not in default shall be entitled to all rights and remedies as may be available under law or in equity as applicable thereto. Specifically, by way of example and not limitation, Big Cedar, Bass Pro and Bass Pro Affiliates shall, if the LLC is in default of this Agreement, independently and severally, be entitled to any and all damages provable as a consequence thereof, including incidental damages or any consequential damages resulting therefrom.

                  (c) FAILURE TO PERFORM BY BLUEGREEN. In the event of material failure to perform or observe this Agreement by Bluegreen which failure is not cured before expiration of the period for cure as provided for in paragraph 10(d) hereinbelow, then Bluegreen shall be deemed in default of this Agreement. If Bluegreen is in default of this Agreement,, then such other party or parties hereto who are not in default shall, unless stated otherwise as between Bluegreen and Big Cedar in the LLC Operating Agreement, be entitled to all rights and remedies as may be available under law or in equity as applicable thereto. Specifically, by way of example and not limitation, Big Cedar, Bass Pro and Bass Pro Affiliates shall, if Bluegreen is in default of this Agreement, independently and severally, be entitled to any and all damages provable as a consequence thereof, including incidental damages or any consequential damages resulting herefrom. Because, however, the provisions of this Agreement providing for use of Bluegreen's Mailing Lists by Big Cedar and Bass Pro, in accordance with the terms of this Agreement, would cause irreparable harm and significant injury that would be difficult to ascertain, it would not be compensable by damages alone, the parties agree that Big Cedar and Bass Pro shall, independently and severally, have the right to enforce such provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies the enforcing party may have. The reference to specific provisions of this Agreement and in this section is not a waiver of any party's right to seek equitable relief for breaches of other sections.

                  (d) NOTICE/DEFAULT. Notwithstanding any provision herein otherwise, no default of this Agreement shall be determined to exist until and unless any failure to observe or perform any provision of this Agreement continues for ninety (90) days after written notice thereof by a party hereunder to a party not so performing or observing; provided, however, that if the nature of such failure is such that it cannot reasonably be cured within such ninety
(90) day period, and such non-performing party, within the ninety (90) day period commences to cure, and thereafter diligently processes such cure to completion, such cure period shall be extended for a period of no more than sixty (60) days.

                  (e) EFFECT OF DEFAULT. Except as stated in paragraph 12(b) below, notwithstanding any of the provisions contained herein to the contrary, in the event of a default of this Agreement entitling any party to remedies as may be available under law or in equity, as applicable thereto, the License Agreements and services to be provided hereunder shall continue uninterrupted for the term specified therein.

                  (f) EFFECT ON AD LOAN OF DEFAULT HEREOF. If Big Cedar, Bass Pro or Bass Pro Affiliates is in default, paragraph 12 shall govern the effect on the Ad Loan.

         11. SPECIAL DISPUTE RESOLUTION PROCEDURE. Notwithstanding the provisions of the preceding paragraph regarding Default/Remedies, if any dispute or disagreement between Big Cedar, Bass Pro and Bass Pro Affiliates and Bluegreen, Bluegreen Affiliates or the LLC, shall arise relating to any provision of this Agreement, and such provision shall require or permit either party to invoke the provisions of Default/Remedies set forth immediately hereinabove, the following procedures shall apply as a condition precedent to the exercise of any Default/Remedies provision provided hereinabove which procedures may run simultaneous in time with the ninety (90) days notice hereinabove set forth:

                  (a) Such party shall give written notification of such dispute or disagreement to, if such party is Big Cedar, Bass Pro or Bass Pro Affiliates, George Donovan, or the person then performing the duties at Bluegreen currently performed by George Donovan ("Bluegreen, CEO") and if such party is Bluegreen, acting as Bluegreen, Bluegreen Affiliates or the LLC, to John L. Morris, or the person performing the duties at Marketer currently performed by John L. Morris ("Marketer, CEO"); and (iii) the CEOs shall communicate with each other promptly with a view to resolving such dispute or disagreement within twenty (20) days of commencing any negotiations (or such extended period as the CEOs agree is appropriate in any such case). The foregoing shall be a condition precedent to applicability of the Default/Remedies section, as provided in paragraph 10, set forth hereinabove. During any period of such communications, services as provided herein prior to any claimed default shall continue without any alteration or modification, except as acceptable to the party receiving such services.

         12. EFFECT ON AD LOAN OF DEFAULT HEREOF.

                  (a) If Big Cedar is in default of this Agreement, Bluegreen may declare the balance of the Ad Loan due and payable, and Big Cedar shall be personally liable for and pay the balance due thereof and Bluegreen may proceed to foreclose on its lien against the membership interest of Big Cedar in the LLC and foreclose on its deed of trust concerning the Additional Property. In the event Bass Pro or Bass Pro Affiliates are in default of this Agreement, then Bluegreen shall be entitled to all of the remedies set forth hereinabove; provided, however, that the Ad Loan shall not be immediately due and payable by Big Cedar.

                  (b) Pursuant to the terms of the Ad Loan, if Bluegreen defaults under the LLC Operating Agreement by committing acts of fraud in management of the LLC in a manner inconsistent with the terms thereof and such default causes actual damages to Big Cedar in an amount equal to or in excess of thirty five percent (35%) of the then outstanding principal amount due on the Ad Loan, and in such event Bluegreen fails to cure such default within thirty (30) days after receiving written notice of the specific facts claimed by Big Cedar to constitute such default then, so long as Big Cedar, Bass Pro or a Bass Pro Affiliate is not in breach or default of this Agreement, nor is Big Cedar in default of the Operating Agreement of the LLC, then (i) there shall be no further obligation of Big Cedar whatsoever to repay the outstanding balance of the Ad Loan, and Bluegreen shall execute any and all documents necessary to acknowledge release of Big Cedar's obligations with respect to the Ad Loan and security therefore; provided any payments previously received by Bluegreen from Big Cedar respecting payoff of the Ad Loan shall remain the property of Bluegreen; and (ii) this Agreement and all License Agreements shall terminate.

         13. NOTICES. All notices required or permitted by the terms hereof shall be given by hand delivery or by sent and paid Federal Express or other overnight delivery, at the following addresses or at such other addresses as either party hereto shall, in writing, advise the other:

        If to Bluegreen:          Bluegreen Corporation, Attn: Patrick Rondeau
                                  4960 Blue Lake Drive
                                  Boca Raton, Florida 33431

        With a copy to:           James J. Scavo, Esq.

                                  WEINSTOCK & SCAVO, P.C.
                                  3405 Piedmont Road, N.E., Suite 300
                                  Atlanta, Georgia 30305
                                  e-mail address:  JSCAVO@WSLAW.NET

                 (Delivery hereto, however, shall not be deemed notice
                  to Bluegreen).

                  If to Big Cedar, Bass Pro or Big Cedar Affiliates or Bass Pro Affiliates:

                  Big Cedar, L.L.C. :       2500 East Kearney Street
                                            Springfield, Missouri 65898
                                            Attn:  Toni Miller

                  With a copy to:           J. Christopher Greene, Esq.
                                            GREENE & CURTIS, L.L.P.
                                            1340 East Woodhurst
                                            Springfield, Missouri 65804
                                            e-mail address:  GANDCLAW@AOL.COM

                  (Delivery hereto, however, shall not be deemed notice to Big Cedar or Bass Pro).

                  If to the LLC:            Bluegreen/Big Cedar Vacations, LLC
                                            Attn:  Patrick Rondeau
                                            C/o Bluegreen Corporation
                                            4960 Blue Lake Drive
                                            Boca Raton, Florida 33431

                  With a copy to:           James J. Scavo, Esq.
                                            WEINSTOCK & SCAVO, P.C.
                                            3405 Piedmont Road, N.E.
                                            Suite 300
                                            Atlanta, Georgia 30305

                  With a copy to:           J. Christopher Greene, Esq.
                                            GREENE & CURTIS, L.L.P.
                                            1340 East Woodhurst
                                            Springfield, Missouri 65804
                                            e-mail address:  GANDCLAW@AOL.COM

                  All notices shall be deemed given at the time of hand delivery or the time such deposited with Federal Express or other reputable overnight delivery for transmittal as aforesaid; provided, however, that the time at which response or action in response to any notice must be given or taken shall run from the time of actual receipt of such notice.

         14. ASSIGNMENT. No party shall assign this Agreement nor any of its rights or obligations hereunder without the prior written consent of the other parties, except that no such consent shall be required for a transfer by operation of law in connection with a merger or consolidation of such party. Any attempt to assignment of this Agreement in violation of this section, shall be void and of no effect. This Agreement shall be binding upon, inure to benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, Big Cedar shall have the right to transfer its interests in the LLC at any time to an entity which is controlled by John L. Morris, provided, however, that (i) neither the LLC nor Bluegreen, nor any Bluegreen Affiliate shall be subject to any liability, expense, cost or obligation arising or resulting from such assignment; (ii) John
L. Morris and Big Cedar shall indemnify the LLC, Bluegreen and Bluegreen Affiliates from any cost, expenses, liabilities or obligations as might arise or result from such assignment; and (iii) legal counsel to Big Cedar and John L. Morris shall provide an opinion to the LLC, Bluegreen and Bluegreen Affiliates that, to the best of their knowledge, information and belief, after due inquiry and investigation, such assignment is valid, enforceable and in compliance with applicable law.

         15. CONFIDENTIALITY. Bluegreen, Big Cedar, Bass Pro and Bass Pro Affiliates on behalf of themselves and their respective agents, employees and attorneys each hereby covenant and agree to keep confidential all information regarding this transaction and the advertising, marketing and promotional services to be provided hereunder (provided, however, that they may divulge such information as required and requested by lenders or governmental authorities, including within such releases or announcements as may be required by law, or by the rules or regulations of any securities exchange) and they shall keep confidential all information regarding projections concerning marketing and sale of the Big Cedar Timeshare Project or any Bluegreen Timeshare Facility, development of the Big Cedar Timeshare Project and methods of marketing and sale. All notices to third parties and all publicity or press releases with respect to the transaction contemplated hereof shall be mutually approved by the LLC, Bluegreen, Big Cedar and Bass Pro, Inc. (Big Cedar and Bass Pro to act through John L. Morris or his lawful designate) prior to release or dissemination.

         16. GOOD FAITH COOPERATION, NEGOTIATION, OPERATION AND PERFORMANCE. The parties hereby agree to cooperate, negotiate, operate, and perform in good faith to accomplish the intentions and fully effectuate the purposes of this Agreement, including but not limited to, in the creation, execution, and delivery of any document or service contemplated hereunder. Upon reasonable request, from time to time, the parties shall execute and deliver all documents and instruments and do all of the acts as may be reasonably necessary or desirable to give effect to the performance of this Agreement and all the services hereunder to be provided or to exercise by the other parties their respective rights hereunder. Big Cedar, Bass Pro and Bass Pro Affiliates shall, for each license, right or easement specified in this Agreement deliver to Bluegreen appropriate documentation on a form acceptable to Bluegreen to identify such right in specific documentation.

         17. APPLICABLE LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, applicable to contacts executed and performed entirely within such State, without reference to any choice of law principles of such State. With respect to any litigation or controversy arising out of this Agreement, the parties expressly waive any right they may have to a jury trial and agree that any such litigation shall be tried by a judge without a jury. Each party agrees to non-exclusive personal jurisdiction and venue in the United States District Court for the Western District of Missouri, Southern Division (and any Missouri state court within that district and division). Litigation shall mean and include any written claim, action, lawsuit, or proceeding.

         18. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible, so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with the enforceable language which as closely as possible reflects such intent. The provisions of this Agreement to the benefit of Bluegreen and Bluegreen Affiliates are severable and distinct from the provision of this Agreement to the benefit of the LLC, and shall be enforceable one independent from the other.

         19. WAIVER. The wavier by any party of any instance of any other party's non-compliance with any obligation or responsibility herein shall not be deemed a waiver of other instances or of any party's remedies for such non-compliance.

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each party and delivered to each other party.

         21. ENTIRE AGREEMENT. The provisions of this Agreement set for the entire Agreement and understanding among the parties as to the subject matter hereof, and supercede all prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof.

         22. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by any party herein shall be considered as having been relied upon by the other parties, and shall survive and be enforceable regardless of any investigation made by any other parties hereto, or on their behalf.

         23. THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties and their permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give any person, other than the parties and such assigns, any legal or equitable rights hereunder, except, that paragraph 10 hereof is intended to be for the benefit of owners and prospects of timeshare interests and the same shall be entitled to the benefits of such Section.

         24. CONSTRUCTION. This Agreement has been negotiated by the parties and their respective counsel, and shall be fairly interpreted in accordance within the terms, and without any strict construction in favor of or against any party. In construing this Agreement, the singular sense shall be deemed to include the plural, and the male and neuter gender shall mean and comprehend all genders, whenever such meaning or interpretation is necessary and appropriate. Headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

         25. PRIOR DISCUSSIONS AND AMENDMENTS. This Agreement constitutes the entire agreement between the parties hereto as to the subject matter contained herein and supersedes all prior discussions, understandings, and agreements between them as to the subject matter contained herein. This Agreement may not be modified or amended unless such amendment is set forth in writing and signed by each party.

         26. CONSIDERATION. Big Cedar, Bass Pro and Bass Pro Affiliates acknowledge that certain promises of Bluegreen and the LLC herein run to the benefit of Big Cedar and certain promises of Bluegreen and the LLC herein run to the benefit of Bass Pro and Bass Pro Affiliates. The promises of Bluegreen and the LLC to the benefit of Bass Pro and Bass Pro Affiliates, include by way of example and not limitation, the LLC and Bluegreen's agreements concerning use of promotional retail certificates, retail merchandise, Tracker Marine boats, extension of executive privileges, and Bluegreen's agreement to restrict its affiliation with those in competition with Bass Pro or Bass Pro Affiliates. Other promises of Bluegreen and the LLC set forth herein and otherwise run to the benefit of Big Cedar In exchange for the foregoing, as well as in exchange for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by Big Cedar, Bass Pro and Bass Pro Affiliates, Big Cedar, Bass Pro and Bass Pro Affiliates agree that they are bound to this Agreement and to the performance of the obligations hereunder to the benefit of Bluegreen and the LLC.

         27. NO CONDITION PRECEDENT. The obligations of the parties hereto shall be determined by the terms of this Agreement and shall not be subject to any other, additional or extraneous condition precedent occurring. By way of example and not limitation, the terms of this Agreement shall be binding amongst and between the parties hereto, despite any absence of agreement concerning construction, improvement or development of the Big Cedar Timeshare Project.

         28. CONSTRUCTION OF BIG CEDAR TIMESHARE PROJECT. It is the intention of this Agreement that all benefits to be provided hereunder to the LLC and Bluegreen shall be governed by the terms hereof, and shall, from the date of execution and thereafter, be available and any restriction or limitation respecting benefits to be received to the Big Cedar Timeshare Project shall, until the timeshare units therein are available for sales and marketing in accordance with the customary practices of Bluegreen, be made available to Bluegreen and the Bluegreen Timeshare Facilities.

         29. TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as to the day and year first above set forth.


                              BLUEGREEN VACATIONS UNLIMITED,
                              INC., a Florida corporation

                              By: /s/ Patrick E. Rondeau
                                 --------------------------------
                              Print Name:  Patrick E. Rondeau
                              Title:  President


                              BIG CEDAR, L.L.C.,
                              A MISSOURI LIMITED LIABILITY COMPANY

                              By: Three Johns Company, a Missouri corporation, its sole member

                              By:  /s/ Toni M. Miller
                                 --------------------------------
                              Print Name:  Toni M. Miller
                              Title:  Vice President Finance

                              BASS PRO, INC.,
                              A DELAWARE CORPORATION

                              By:  /s/ Toni M. Miller
                                 --------------------------------
                              Print Name:  Toni M. Miller
                              Title:  Vice President Finance

                             BLUEGREEN/BIG CEDAR VACATIONS, LLC,
                             A DELAWARE LIMITED LIABILITY COMPANY:
                             By:  Bluegreen Vacations Unlimited, Inc.
                             a Florida corporation, its Managing Member

                             By: /s/ Patrick E. Rondeau
                             ---------------------------------------
                             Print Name:  Patrick E. Rondeau
                             Title:  President

                             By:  BIG CEDAR L.L.C., its Member

                             By: Three Johns Company, a Missouri corporation, its sole member

                             By:  /s/ Toni M. Miller
                             ---------------------------------------
                             Print Name:  Toni M. Miller
                             Title:  Vice President Finance

                             BASS PRO OUTDOOR WORLD, L.L.C.,
                             A  MISSOURI LIMITED LIABILITY COMPANY

                             By:  /s/ Toni M. Miller
                             ---------------------------------------
                             Print Name:  Toni M. Miller
                             Title:  Vice President Finance

                             BASS PRO OUTDOORS ONLINE, L.L.C.,
                             A MISSOURI LIMITED LIABILITY COMPANY

                             By:  /s/ Toni M. Miller
                             ---------------------------------------
                             Print Name:  Toni M. Miller
                             Title:  Vice President Finance

                             BASS PRO TRADEMARKS, L.L.C.,
                             A MISSOURI LIMITED LIABILITY COMPANY

                             By:  /s/ Toni M. Miller
                             ---------------------------------------
                             Print Name:  Toni M. Miller
                             Title:  Vice President Finance

                             BPS CATALOG, L.P., A MISSOURI LIMITED
                             PARTNERSHIP

                             By:  Its General Partner, BPS Catalog
                             GP, Inc., a Missouri Corporation

                             By:  /s/ Toni M. Miller
                             ---------------------------------------
                             Print Name:  Toni M. Miller
                             Title:  Vice President Finance

                             BPS CATALOG GP INC., A MISSOURI CORPORATION

                             By:  /s/ Toni M. Miller
                             ---------------------------------------
                             Print Name:  Toni M. Miller
                             Title:  Vice President Finance

                             WORLD WIDE SPORTSMAN, INC.
                             A SOUTH CAROLINA CORPORATION

                             By:  /s/ Toni M. Miller
                             ---------------------------------------
                             Print Name:  Toni M. Miller
                             Title:  Vice President Finance